[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Execution Version

Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT is made and dated as of May 12, 2022 (this “First Amendment”) by and among BRIDGEBIO PHARMA, INC., a Delaware corporation (“Borrower”), each other Person party hereto as a guarantor (each a “Guarantor” and collectively, the “Guarantors”), the several banks and other financial institutions or entities party hereto (individually or collectively, as the context requires, “Lender” or “Lenders”) and U.S. Bank National Association, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, “Collateral Agent”, and together with the Administrative Agent, the “Agents”).

RECITALS

WHEREAS, Borrower, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent, have entered into that certain Loan and Security Agreement dated as of November 17, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”; the Existing Loan Agreement as amended by this First Amendment, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Existing Loan Agreement be amended so as to, among other things: (1) permit the disposition and sale by Borrower of a certain priority review voucher issued by the Food and Drug Administration to Origin on February 28, 2021 [***]; (2) permit generally the disposition of other priority review vouchers; (3) reduce the aggregate amount of Tranche II Advances that may be made available to Borrower from $300,000,000 to $100,000,000, on the amended terms and conditions specified herein; (4) remove the amortization payments in respect of Term Loan Advances; (5) [***]; and (6) modify the terms and conditions governing as to when certain non-Loan Parties will be required to become Guarantors; and

WHEREAS, each of the Lenders party hereto, constituting all Lenders party to the Existing Loan Agreement, are willing on the terms and subject to the conditions set forth below, to consent to the amendments to the Existing Loan Agreement set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

4887-1953-8974.v6

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Existing Loan Agreement. As used in this First Amendment:

“Agents” is defined in the preamble hereto.

“Existing Loan Agreement” is defined in the first recital hereto.

“First Amendment” is defined in the preamble hereto.

“First Amendment Effective Date” is defined in Article III to the First Amendment.

ARTICLE II

AMENDMENTS TO EXISTING LOAN AGREEMENT

SECTION 2.1 Amendments to Existing Loan Agreement. Borrower, each Guarantor, each Lender party hereto and the Agents agree that, effective upon the First Amendment Effective Date, the Existing Loan Agreement is hereby amended as follows:

(a)
To delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto. For the avoidance of doubt, the Existing Credit Agreement is not being restated, replaced or novated, it being agreed that the attachment hereto of the marked copy thereof is being in such form for convenience only.
(b)
The aggregate Tranche II Term Commitments are hereby permanently reduced from $300,000,000 to $100,000,000 on a ratable basis among the Lenders pursuant to Section 2.10(c) and Section 2.10(d) of the Existing Loan Agreement, and Schedule 1.1 of the Existing Loan Agreement is hereby replaced with Schedule 1.1 attached hereto as Exhibit B. The Lenders party hereto agree to waive any notice requirements specified in the Existing Loan Agreement in respect of such partial reduction of Tranche II Term Commitments.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

The effectiveness of this First Amendment is subject to the satisfaction (or waiver) of the following conditions (the date on which such conditions are satisfied (or waived), the “First Amendment Effective Date”):

SECTION 3.1 This First Amendment shall have been duly executed by Borrower, each Guarantor, the Administrative Agent, the Collateral Agent and each of the Lenders, and delivered to the Administrative Agent.

SECTION 3.2 No Default or Event of Default shall exist or would result from the amendments made herein on the First Amendment Effective Date.

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SECTION 3.3 The representations and warranties of each Loan Party set forth in Section 5 of the Existing Loan Agreement, Article IV of this First Amendment and in each other Loan Document shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified by any applicable standard of materiality, in all respects) on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all respects as of such earlier date.

SECTION 3.4 [Reserved.]

SECTION 3.5 Administrative Agent shall have received (A) resolutions of the board of directors or applicable governing body of Borrower authorizing the execution, delivery and performance of this Amendment, certified by an appropriate officers of Borrower and (B) a certificate of each Loan Party, dated the First Amendment Effective Date, substantially in the form of the certificate or certificates delivered pursuant to Section 4.1(a)(iii) and Section 4.1(a)(iv) of the Existing Loan Agreement, or confirming that the documents and information certified in such certificates remain true, correct and complete in all respects as so certified.

SECTION 3.6 Lenders and the Agents shall have received, to the extent invoiced prior to the First Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

SECTION 3.7 Borrower and the Guarantors shall have delivered to the Agents and Lenders such documents and other information reasonably requested in writing prior to the First Amendment Effective Date that the Agents or any Lender has reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties.

(a)
Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary action in accordance with such Loan Party’s Organizational Documents, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of (A) such Loan Party’s Organizational Documents, or (B) any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and which violation would have a Material Adverse Effect and (iv) do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained if such violation or failure to obtain consent or approval would have a Material Adverse Effect. The individual or individuals executing the Loan Documents are duly authorized to do so.
(b)
The representations and warranties of each Loan Party set forth in Section 5 of the Existing Loan Agreement, Article IV of this First Amendment and in each other Loan Document are true and correct in all material respects (or, to the extent any such representation or warranty is qualified by any applicable standard of materiality, in all respects) on and as of the First

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4887-1953-8974.v6

Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all respects as of such earlier date.
(c)
No Default or Event of Default exists or will result from the amendments made herein on the First Amendment Effective Date.

ARTICLE V

EFFECTS ON LOAN DOCUMENTS

SECTION 5.1 Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(a)
The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Agents under the Loan Documents. Without limiting the generality of the foregoing, in entering into this First Amendment, each of the Agents shall be entitled to all of the rights, benefits, privileges, protections, indemnities and immunities afforded to it pursuant to the Loan Documents. By its execution below, each of the Lenders party hereto, constituting all of the Lenders under the Existing Loan Agreement, has consented to the terms of this First Amendment and hereby directs the Agents to enter into this First Amendment.
(b)
The Borrower and the other parties hereto acknowledge and agree that, on and after the First Amendment Effective Date, this First Amendment and each of the other Loan Documents to be executed and delivered by a Loan Party in connection herewith shall constitute a Loan Document for all purposes of the Existing Loan Agreement.
(c)
On and after the First Amendment Effective Date, each reference in the Existing Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Loan Agreement, and each reference in the other Loan Documents to “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Loan Agreement shall mean and be a reference to the Existing Loan Agreement, as amended by this First Amendment, and shall be read together and construed as a single instrument.
(d)
Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Loan Agreement or any other Loan Document in similar or different circumstances.
(e)
Section headings used herein are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

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ARTICLE VI
MISCELLANEOUS

SECTION 6.1 APPLICABLE LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION).

SECTION 6.2 Execution in Counterparts; Severability. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission of an executed counterpart of a signature page of this First Amendment shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6.3 MUTUAL WAIVER OF JURY TRIAL / JUDICIAL REFERENCE. Section 11.10 of the Existing Loan Agreement is incorporated herein by reference, mutatis mutandis.

SECTION 6.4 Reaffirmation. Each of the Loan Parties party to the Loan Agreement and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Existing Loan Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Existing Loan Agreement and the other Loan Documents (as applicable) are, and shall remain, in full force and effect after giving effect to the First Amendment, and (iv) agrees that the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Loans under the Existing Loan Agreement (as amended by this First Amendment). Nothing herein contained shall be construed as nor is intended by the parties to be, or shall be, construed as a substitution or novation of the instruments, documents and agreements securing the Secured Obligations, which shall each remain in full force and effect.

ARTICLE VII
COVENANTS

SECTION 7.1 Administrative Agent shall have received promptly, but in any event no later than ten (10) Business Days following the First Amendment Effective Date, resolutions of the board of directors or applicable governing body of each Loan Party (other than Borrower) authorizing the execution, delivery and performance of this Amendment and ratifying any past actions related thereto, certified by appropriate officers of such Loan Party.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Borrower:

BRIDGEBIO PHARMA, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President and Chief Executive Officer

[Signature Page to First Amendment]

GUARANTORS:

BridgeBio Pharma LLC

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President and Chief Executive Officer

BridgeBio Services Inc.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President and Chief Executive Officer

QED Therapeutics, Inc.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President

EIDOS THERAPEUTICS, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President and Chief Executive Officer

ADRENAS THERAPEUTICS, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	Treasurer

[Signature Page to First Amendment]

GUARANTORS (Cont’d):

CALCILYTIX THERAPEUTICS, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President

PHOENIX TISSUE REPAIR, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President

ORIGIN BIOSCIENCES, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President

ML BIO SOLUTIONS, INC.

Signature:	/s/ George McLendon

Print Name:	George McLendon

Title:	Chief Executive Officer

BRIDGEBIO GENE THERAPY LLC

Signature:	/s/ Eric David

Print Name:	Eric David

Title:	President

[Signature Page to First Amendment]

GUARANTORS (Cont’d):

BRIDGEBIO CHEMISTRY, INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	President

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION

Signature:	/s/ Prital Patel

Print Name:	Prital Patel

Title:	Vice President

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

Signature:	/s/ Alison Nadeau

Print Name:	Alison Nadeau

Title:	Vice President

LENDERS:

[***]

[Signature Page to First Amendment]

Exhibit A

Amended Loan Agreement

[Attached]

4887-1953-8974.v6

EXHIBIT A

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of November 17, 2021 and is entered into by and among BRIDGEBIO PHARMA, INC., a Delaware corporation (“Borrower”), each other Person party hereto from time to time as a guarantor, the several banks and other financial institutions or entities from time to time parties to this Agreement (individually or collectively, as the context requires, “Lender” or “Lenders”) and U.S. Bank National Association, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, “Collateral Agent”).

RECITALS

A.
Borrower has requested (after giving effect to the First Amendment) that Lenders make available to Borrower one or more term loans in an aggregate principal amount of up to $~~750,000,000~~550,000,000, in each case subject to the satisfaction or waiver of the relevant conditions to the making of each such Loan, consisting of (i) $450,000,000 in aggregate principal amount of term loans to be funded on the Closing Date as the Tranche I Advance and (ii) up to $~~300,000,000~~100,000,000 in aggregate principal amount of term loans to be made as the Tranche II Advance(s), which such Tranche II Advance(s) shall be made on terms and conditions otherwise identical to the Tranche I Advance; and
B.
Lenders are willing to make such term loan or term loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, each Loan Party, Agent and Lender agree as follows:

SECTION 1.
DEFINITIONS AND RULES OF CONSTRUCTION
1.1
Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, any Loan Party and a third party bank or other institution (including a Securities Intermediary) in which such Loan Party maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“[***] Milestone Date” means [***].

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of any Loan Party, or (c) the acquisition of, or the right to use, develop, license or sell (in each case, including through licensing), any product, product line, royalty rights or Intellectual Property of or from any other Person.

“ADH1” means autosomal dominant hypocalcemia type 1.

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Advance” or “Advances” means, individually or collectively as the context may require, any Term Loan Advance or the Term Loan Advances.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for Advance submitted by Borrower to Administrative Agent in substantially the form of Exhibit A.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power (x) to vote twenty percent (20%) or more of the equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. If not otherwise specified or required by the context, “Affiliate” shall refer to an Affiliate of a Loan Party.

“Agent” means any of Administrative Agent and the Collateral Agent (including their permitted successors and assigns), individually or collectively as the context requires, and “Agents” shall mean any or each Agent collectively, as the context requires.

“Agent Fee Letter” means the fee letter, dated the date of this Agreement, among the Loan Parties and the Agents, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Agreement” means this Loan and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

~~“Amortization Date” means (x) January 2, 2026, in the event that the [***] Milestone Date occurs on or before January 1, 2025 and no Default or Event of Default has occurred and is continuing as of January 1, 2025 or (y) otherwise, January 2, 2025.~~

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti‑Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Rate” means a per annum rate of interest equal to nine percent (9.00%), of which, ~~prior to the Amortization Date,~~ at Borrower’s election and subject to Section 2.1(c) [***], up to three percent (3.00%) of such per annum rate of interest may be in the form of PIK Interest.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignee” has the meaning given to it in Section 11.13.

“ATTR-CM” means transthyretin amyloid cardiomyopathy.

“Available Investment Amount” means, as of the applicable date of determination, an amount equal to [***].

“Available Investment Period” means the period commencing on January 1 and ending on December 31 of any fiscal year.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BB Square Capital” means BB Square GP I, LLC, BB Square LP Investment, LLC, BB Square Capital Partners I, LP, BB Square Holdings, LLC and BB Square Capital, LLC (and their respective successors, assigns and transferees, by acquisitions, Disposition, merger or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is a legal entity, such Person’s governing body in accordance with its Organizational Documents.

“Board Approved Projections” has the meaning given to it in Section 7.1(f).

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York or Wilmington, Delaware are closed for business.

“CAH” means congenital adrenal hyperplasia.

“Cash” means all cash and Cash Equivalents.

“Cash Equivalents” has the meaning given to it in clause (b) of the definition of Permitted Investment.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means a transaction or series of related transactions (i) pursuant to which, or as a result of which, a single Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) acquires or holds equity interests of Borrower representing (A) a majority of the outstanding voting securities (in each case excluding any unvested voting securities that would not become vested voting securities as a result of such transaction, whether pursuant to the terms of such unvested voting securities, by Board action or otherwise), or (B) the right to receive a majority of the proceeds in a final liquidation, dissolution or termination, voluntary or involuntary, of Borrower, or (ii) where a “change of control,” “fundamental change” or any other comparable term under any indenture governing any Permitted Convertible Debt (but not “make-whole fundamental change” unless it results in a put right for holders of such Permitted Convertible Debt) has occurred or a “change of control” or any other comparable term under any Permitted Senior Debt or other Indebtedness for borrowed money with an aggregate principal amount (including undrawn commitments) in excess of $10,000,000 has occurred. Notwithstanding the foregoing, a “Change in Control” shall not include any Permitted Transfer.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Charter” means, with respect to any Person, such Person’s formation documents, as in effect from time to time.

“Claims” has the meaning given to it in Section 11.10(a).

“Closing Date” means the first date on which the conditions to make the Tranche I Advance were satisfied or waived in accordance with Section 4 hereof, which date was November 17, 2021.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means the property described in Section 3.1. For the avoidance of doubt, “Pledged Collateral” shall be deemed to constitute part of the “Collateral”.

“Collateral Agent” has the meaning given to such term in the preamble to this Agreement.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit F.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of any Loan Party.

“Controlled Account” means a Deposit Account or account in which Investment Property is maintained that is subject to an Account Control Agreement in favor of Collateral Agent in form and substance reasonably satisfactory to Required Lenders and to Collateral Agent, in respect of its rights, duties and obligations.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by a Loan Party or in which such Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether published or unpublished, registered or unregistered, now or hereafter existing, created, acquired or held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Covered Entity” means any of the following:

(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

~~“Deemed Other Milestone” has the meaning given to such term in the definition of “Other Milestone”.~~

“Default” means any event, occurrence or condition which is, or with the giving of any notice, the passage of time, or both, could reasonably be expected to result in an Event of Default.

“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to (i) fund all or any portion of a Loan hereunder within [***] Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within [***] Business Days of the date when due, (b) has notified Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within [***] Business Days after written request by the Agent or the Borrower to confirm in writing to the Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b) upon delivery of written notice of such determination to Borrower and each Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18- 217 of the Delaware Limited Liability Company Act.

“Delayed Draw Expiration Date” has the meaning given to it in Section 2.1(a)(ii).

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Disposition” means, in respect of any Person, any voluntary or involuntary sale, transfer, lease, license, lending or advancement of funds or assets, conveyance of any equitable, beneficial or legal interest, or other disposition of any property, including any Equity Interest owned by it and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division (or any comparable event under a different jurisdiction’s laws), or any option for any of the foregoing. “Dispose” shall have a correlative meaning.

“Disqualified Institution” means (a) any of those Persons who are bona fide competitors of Borrower that are identified by Borrower in writing prior to the Closing Date, which list of bona fide competitors of Borrower may be updated by the Borrower on a quarterly basis by sending such updated list to the Agent and the Lenders, provided that any such updates shall not take effect until [***] Business Days after the updated Disqualified Institution list is made available to the Lenders, or (b) any of those banks, financial institutions and other Persons separately identified by Borrower in writing prior to the Closing Date (and, in each case, such specified entities’ Affiliates that are reasonably identifiable as Affiliates solely on the basis of their name, provided that the Agent shall have no obligation to carry out due diligence in order to identify such Affiliates). A list of the Disqualified Institutions shall be provided by the Agent to a Lender upon its request, including in connection with an assignment or participation hereunder; provided that, any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender) will be deemed to not be a Disqualified Institution hereunder.

“Domestic Subsidiary” means any Subsidiary of Borrower organized under the laws of the United States, any State thereof or the District of Columbia

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway and any other country which may become a member of the European Economic Area or subject to Bail-In Legislation from time to time.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eidos” means Eidos Therapeutics, Inc.

“Equity Cash Payment Conditions” means, with respect to a given Equity Cash Payment Transaction, in each case measured immediately before and immediately after giving effect to any payments to be made in connection with such Equity Cash Payment Transaction: (a) no Default or Event of Default shall have occurred and be continuing, (b) the Milestone Satisfaction Date has occurred and (c) immediately after giving effect to such Equity Cash Payment Transaction, the Loan Parties shall have Qualified Cash in an amount equal to or greater than (x) [***] in each case as set forth in the Board Approved Projections for the relevant period of determination.

“Equity Cash Payment Transaction” means any transaction or series of related transactions whereby any Cash or other immediately available funds are distributed, exchanged, redeemed, deposited, paid, settled or otherwise transferred for, on account of, or in connection with the ownership of any Equity Interests or other ownership rights in any capital stock, joint venture or similar interests, including without limitation in connection with any Permitted Investments, Permitted Indebtedness or any transaction permitted under Section 7.7 of this Agreement.

“Equity Cure Investment” means any Investment by a Loan Party in a Platform Company or Subsidiary thereof, whether directly or indirectly through an Affiliate or another Platform Company, if (i) immediately prior to the consummation of such Investment, an event of default has occurred and is continuing pursuant to the terms of any secured loan facility to which such Platform Company or Subsidiary is a party, which could result in the acceleration of Indebtedness of such Platform Company in excess of $[***] or more, and (ii) immediately after the making of such Investment, such event of default will be cured or waived.

“Equity Documents” means any agreement entered into in connection with an equity financing or otherwise among holders of the Equity Interests of a Person or otherwise binding upon the holders of the Equity Interests of such Person.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“Equity Sale Milestone” means a sale or series of sales (including in connection with business development transactions) of Borrower’s common stock for cash by Borrower after the First Amendment Effective Date to third-party purchasers who are not Affiliates of Borrower.

“Equity Sale Premium” means the portion of the proceeds from any Equity Sale Milestone (other than any publicly-marketed follow-on financing, at-the-market offering (including pursuant to that certain Open Market Sale Agreement, dated July 7, 2020, by and among Borrower, Jefferies LLC and SVB Leerink LLC, as may be amended from time to time) or similar publicly marketed transaction), received in connection with any transaction or series of transactions related to any business development, corporate collaboration, private investment in public equity transaction, licensing transaction or similar non-publicly marketed transaction, which portion of such proceeds shall be deemed to be equal to (x) the gross cash proceeds received by Borrower from such Equity Sale Milestone minus (y) the Equity Sale Proceeds from such Equity Sale Milestone.

“Equity Sale Proceeds” means the proceeds from any Equity Sale Milestone, which proceeds shall be deemed to be (a) with respect to any publicly-marketed follow-on financing, at-the-market offering

(including pursuant to that certain Open Market Sale Agreement, dated July 7, 2020, by and among Borrower, Jefferies LLC and SVB Leerink LLC, as may be amended from time to time), or similar publicly marketed transaction, the gross cash proceeds received by Borrower from such Equity Sale Milestone and (b) for all other Equity Sale Milestones, the lesser of (x) the gross cash proceeds received by Borrower from such Equity Sale Milestone and (y) the fair market value of Borrower’s common stock sold from such Equity Sale Milestone, as determined by reference to [***].

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given to it in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Excluded Accounts” means Deposit Accounts (i) established in the ordinary course of business and used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of employees of the Loan Parties, provided that the aggregate balance maintained in such Deposit Accounts shall not exceed the amount to be paid for the following four payroll periods at any time, (ii) used exclusively as escrow, fiduciary, withholding, tax payment or trust accounts, (iii) used exclusively to maintain Cash subject to a Lien permitted pursuant to the defined term “Permitted Liens” (other than, for the avoidance of doubt, Deposit Accounts subject to control agreements in favor of any Permitted Senior Debt, which will be subject to the terms and conditions of an intercreditor agreement in respect of such Permitted Senior Debt), (iv) that is a deposit account subject to a zero dollar balance, and (v) that do not at any time have Cash, investment property or other amounts on deposit therein in excess of $[***] individually or $[***] in the aggregate for all such accounts, provided that, in each case, any Excluded Account shall be identified to Agent in writing.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date that (i) such Lender acquires such interest in the Loan or Term Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any withholding Taxes imposed under FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 2.8(d).

“Existing Priority Review Voucher” means that certain Priority Review Voucher (PRV NDA 214018), which voucher was issued by the FDA to Origin on February 28, 2021 [***].

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDA Criteria” means that:

(i) [***]

(ii) [***]

(a)
[***]
(b)
[***]
(c)
[***]

(iii) [***]

“Fee Letter” means that certain Fee Letter, dated as of the date of this Agreement, among the Loan Parties and each Lender, as amended, amended and restated, supplemented or otherwise modified from time to time with the consent of each Lender.

“Fee Letters” means, collectively, the Agent Fee Letter and the Fee Letter.

“First Amendment” means the First Amendment to Loan and Security Agreement, dated as of the First Amendment Effective Date, among Borrower, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent.

“First Amendment Effective Date” means May 12, 2022.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means any Subsidiary of Borrower that owns no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each Subsidiary of Borrower listed as a “Guarantor” on the signature pages hereto and each other Person which guarantees, pursuant to Section 12 or otherwise, all or any part of the Secured Obligations.

“Hedge Agreement” means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, fuel or mineral or other commodity hedge or exchange agreement or any other agreement or arrangement entered into for non-speculative purposes designated to protect a Person against fluctuation in interest rates, currency exchange rates, commodity or mineral prices.

“Hercules Loan Agreement” means that certain Loan and Security Agreement, dated as of June 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Borrower, Hercules Capital, Inc. and the lenders and other parties party thereto.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds, letters of credit, banker’s acceptances and similar instruments, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, as determined under GAAP, (d) guarantees of indebtedness of third parties and (e) all Contingent Obligations. For the avoidance of doubt, no Permitted Warrant Transaction shall be considered Indebtedness of Borrower.

“Indemnified Person” shall have the meaning set forth in Section 6.13.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Intellectual Property” means all of each Loan Party’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; each Loan Party’s applications therefor and reissues, extensions, or renewals thereof; and each Loan Party’s goodwill associated with any of the foregoing, together with each Loan Party’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intercompany Subordination Agreement” means that certain intercompany subordination agreement, dated as of the Closing Date, by and among the Loan Parties, each Subsidiary and the Agent, substantially in the form attached hereto as Exhibit J, as may be amended, supplemented or otherwise modified from time to time.

“Investment” means, as to any Person, any acquisition or investment, including any beneficial ownership (including stock, partnership or limited liability company interests) of or in any other Person, or any loan (by way of guarantee, Contingent Obligations or otherwise), advance or capital contribution to any other Person or the acquisition of any asset, property or indebtedness of another Person, including by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including in connection with any Acquisition) or (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (and including, for the avoidance of doubt, any acquisition of or similar investment in any Platform Company).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Joinder Agreements” means a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” or “Lenders” has the meaning given to each such term in the preamble to this Agreement.

“LGMD2i” means limb-girdle muscular dystrophy type 2I.

“Liabilities” shall have the meaning given to such term in Section 6.3.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, any Term Note (if any), the Fee Letters, the Account Control Agreements, any Joinder Agreements, the Intercompany Subordination Agreement and any other documents executed in connection with the Secured Obligations and the security interest granted in connection therewith, in each case, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means each of Borrower and the Guarantors; “Loan Parties” means Borrower and the Guarantors, collectively.

“Make-Whole Amount” means, on any date of prepayment, repayment or that has become or is declared accelerated pursuant to Section 10.1 or otherwise, or in respect of which such claim in an insolvency proceeding has arisen of all or any portion of the outstanding Advance pursuant to Section 2.4(a), as calculated by Borrower, an amount equal to the net present value of all required interest payments due on the Advance or portion thereof that is being prepaid, repaid or is declared accelerated from the date of prepayment, repayment or acceleration to, but excluding, the first anniversary of the Closing Date (other than, for the avoidance of doubt, accrued but unpaid interest to the date of prepayment), computed using a discount rate equal to the Treasury Rate [***] and assuming (x) that the interest rate applicable to all such interest is the Applicable Rate in effect on the date of such prepayment, (y) all rates are calculated on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed and (z) all such interest on the Advance or portion thereof being prepaid, repaid or accelerated is paid entirely in cash with no election for PIK Interest. For the avoidance of doubt, such amount shall be payable whether before or after an Event of Default or acceleration of the Loans.

“Market Capitalization” means, as of any date of determination, an amount equal to (a) the summation of the product of (x) the daily volume weighted average price of Borrower’s common stock as reported for each trading day during the immediately preceding January 1 through December 31 (it being understood that a “trading day” shall mean a day on which shares of Borrower’s common stock trade on the NASDAQ (or other stock exchange, if no longer traded on NASDAQ) in an ordinary trading session) multiplied by (y) the total number of issued and outstanding shares of Borrower’s common stock that are issued and outstanding on such trading date and listed on the NASDAQ (or other stock exchange, if no longer traded on NASDAQ), after dividing such summation of values in clauses (a)(x) and (a)(y) by (b) the total number of such trading days in such relevant period of calculation. Such determination shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period. Notwithstanding anything to the contrary herein, the Market Capitalization for the Available Investment Period ending December 31, 2021 for purposes of calculating the Available Investment Amount for relevant usage during the period commencing on the Closing Date and ending on December 31, 2021 shall be equal to $[***].

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and each of its Subsidiaries taken as a whole; or (ii) the ability of the Loan Parties, taken as a whole, to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens except, in the case of clauses (ii) or (iii), to the extent resulting from an action or failure to act by Agent or Lenders, as applicable.

“Material Intellectual Property” means any Intellectual Property that is material to the business or operations of the Borrower, any Loan Party or any Platform Company, including, but not limited to, (i) Intellectual Property covering or relating to [***] (other than in connection with any Disposition pursuant to clause (h) of the definition of “Permitted Transfers”), and [***], (ii) Intellectual Property covering or relating to the product candidates that are the subject of the clinical trials referenced in the definition of “Other Milestones” and (iii) any other Intellectual Property covering or relating to any product candidates owned or controlled by the Borrower, the Loan Parties or the Platform Companies that become the subject of a Phase 1 Clinical Trial.

“Maturity Date” means November 17, 2026.

“Maximum Rate” has the meaning given to such term in Section 2.2.

“Milestone Approval Date” means [***].

“Milestone Satisfaction Date” means [***].

“NDA” means a New Drug Application, a Biologics License Application or similar application, as applicable, submitted to the FDA to obtain marketing approval for a pharmaceutical or biologic product in the United States.

“Net Cash Proceeds” means (a) with respect to any Prepayment Event other than in connection with an Equity Sale Milestone, the amount of all Cash proceeds (including deferred compensation) and including securities or other property converted into Cash, in each case received (directly or indirectly) by or on behalf of a Loan Party (if on behalf, then for the account of such Loan Party) or a Platform Company, or distributable to a Loan Party or a Platform Company (to the extent such proceeds which are distributable are not distributed at the direction of such Loan Party or Platform Company or as a result of such Loan Party or Platform Company voting Equity Interests owned in favor of any corporate action that would result in such proceeds not being actually distributed), and (b) with respect to any Prepayment Event in connection with an Equity Sale Milestone, the applicable Equity Sale Premium from such Equity Sale Milestone, in each case, from time to time, as a result of a Prepayment Event occurring after the Closing Date, after deducting therefrom, without duplication, (x) reasonable fees, commissions, expenses and other direct costs related thereto and required to be paid or payable by such Loan Party (or the applicable Platform Company or its applicable Subsidiary) in connection with such Prepayment Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (y) Taxes paid, payable, or determined by such Loan Party or Platform Company to be payable or attributable for payment in connection with such transaction to any taxing authorities by such Loan Party (or the applicable Platform Company or its applicable Subsidiary), to the extent then paid or payable and reasonably attributable to such transaction, and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds~~,~~  and (z) any cash reserves required to be maintained by such Loan Party (or the applicable Platform Company or its applicable Subsidiary) in connection with such transaction in accordance with GAAP or applicable law, provided that when any reserve or any portion thereof is no longer required to be maintained such amount shall be considered Net Cash Proceeds then received, and provided further, that such Loan Party (or the applicable Platform Company or its applicable Subsidiary) shall, at Agent’s reasonable request, provide such calculations or evidence of costs deducted in arriving at Net Cash Proceeds as Agent may reasonably require to confirm the calculation of Net Cash Proceeds in accordance with the foregoing.

“New Drug Application” means a new drug application filed with the FDA under 21 U.S.C. § 355(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Company” means a Person which is predominantly in the business of research, development, manufacturing, sale or marketing of products and activities substantially related thereto, or a Person holding assets, including without limitation Intellectual Property that are useful for a Person that is predominantly in the line of business described above and in anticipation of such Person commencing operations in such line of business and which Borrower intends to cause to commence operations.

“Organizational Documents” means with respect to any Person, such Person’s formation documents, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Origin” means Origin Biosciences, Inc.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Milestone” means each of the following:

(a)
[***]
(b)
[***]
(c)
[***]
(d)
[***]
(e)
[***]

in each case of clauses (a) through (e) above, as certified by the Chief Executive Officer or the Chief Financial Officer of Borrower as to the satisfaction of such applicable requirements (and with such certification to be accompanied by reasonably detailed supporting documentation demonstrating that such requirements have been satisfied)~~;~~.

~~provided, however, in the case of each of the foregoing, if the Required Lenders do not agree with such determination by Borrower with respect to the advancement of the applicable Product into a Pivotal Clinical Trial (and the applicable Product has not so advanced into a Pivotal Clinical Trial) then Borrower may elect, if it reasonably determines that such Product would reasonably be expected to be advanced into a Pivotal Clinical Trial no later than [***] (such date, the “Pivotal Clinical Trial Deadline”), and provides a certificate to that effect executed by the Chief Executive Officer or the Chief Financial Officer of Borrower, then such Other Milestone shall, solely for purposes of Section 2.1(a), be deemed achieved (such election, a “Deemed Other Milestone”); provided that, for the avoidance of doubt, upon such Product actually so advancing into a Pivotal Clinical Trial on or prior to the Pivotal Clinical Trial Deadline, an Other Milestone shall be deemed to have occurred for all purposes hereunder.~~

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Pass-through Entity” means any holding company of any entity that would constitute a Platform Company, which holding company is wholly-owned by a Loan Party and which holding company does not hold any material assets (other than its direct or indirect Equity Interests in such Platform Company, which Equity Interests in any such Platform Company shall be pledged as Pledged Collateral) or engage in any material operations or business other than as a holding company for one or more Platform Companies.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Loan Party now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country, and all reisssues, divisions, continuations, renewals, extensions, revisions, reexaminations and continuation-in-parts thereof.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“Payment Date” is the first Business Day of each fiscal quarter, commencing on January 3, 2022.

“Perfection Certificate” means that certain perfection certificate dated as of the Closing Date and executed by each of the Loan Parties as of such date (as may be amended, supplemented or otherwise modified from time to time).

“Permitted BB Square Investment” has the meaning set forth in Section 7.6 of this Agreement.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that, the net purchase price of any such call option transaction less the amount received by Borrower in respect of any Permitted Warrant Transaction in connection with such issuance of Permitted Convertible Debt shall not exceed 20% of the gross proceeds to Borrower from such issuance of Permitted Convertible Debt; provided further that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type; provided further that a certificate of Borrower as to the satisfaction of such requirement (described in the immediately preceding proviso) delivered to Administrative Agent (for delivery to Lenders) at least [***] Business Days prior to entering into such transaction, together with a reasonably detailed description of the material terms, conditions and covenants of such transaction or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms, conditions and covenants satisfy the foregoing requirement, shall be conclusive evidence of satisfaction thereof unless Administrative Agent notifies Borrower within such [***] Business Day period that Required Lenders disagree, in their commercially reasonably judgment, with such determination (which notice shall include a description of the basis upon which Required Lenders disagree).

“Permitted Convertible Debt” means Indebtedness of Borrower that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), Cash or any combination thereof (with the amount of such Cash or such combination determined by reference to the market price of such common stock or such other securities); provided that such Indebtedness shall (a) not require any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, [***] days after the Maturity Date, (b) be unsecured, (c) not be guaranteed by any Subsidiary of Borrower, and (d) be on terms and conditions customary for Indebtedness of such type; provided further that a certificate of Borrower as to the satisfaction of the conditions described in clause (d) delivered to Administrative Agent (for delivery to Lenders) at least [***] Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness and drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of clause (d), shall be conclusive unless Administrative Agent notifies Borrower within such [***] Business Day period that Required Lenders disagree, in their commercially reasonable judgment, with such determination which notice shall include a description of the basis upon which Required Lenders disagree. For the avoidance of doubt, the Borrower’s (i) 2.50% Convertible Senior Notes due 2027 issued pursuant to the indenture dated as of March 9, 2020 between the Borrower and U.S. Bank National Association, as trustee, and (ii) 2.25% Convertible Senior Notes due 2029 issued pursuant to the indenture dated as of January 28, 2021 between the Borrower and U.S. Bank National Association, as trustee, shall both constitute Permitted Convertible Debt.

“Permitted Indebtedness” means:

(a)
Indebtedness of any Loan Party in favor of Lenders or Agent arising under this Agreement or any other Loan Document;
(b)
Indebtedness existing on the Closing Date which is disclosed in Schedule 1A (other than Indebtedness permitted pursuant to clause (k) below);
(c)
Indebtedness to trade creditors incurred in the ordinary course of business;
(d)
Subordinated Indebtedness;
(e)
reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of a Loan Party or a Subsidiary for real estate purposes in the ordinary course of business in an aggregate amount in respect of such letter of credit reimbursement obligations at any one time outstanding not to exceed $[***];
(f)
Indebtedness of the Loan Parties incurred to finance the acquisition of (i) equipment to be used for the development, testing and manufacturing of products, or (ii) other equipment, provided that the aggregate principal amount of Indebtedness outstanding at any time to finance equipment other than as described in subclause (i) shall not exceed $[***];
(g)
intercompany Indebtedness among the Loan Parties, provided that (i) that such Indebtedness is subordinated to the Secured Obligations pursuant to the Intercompany Subordination Agreement and (ii) any subsequent transfer or assignment of any such Indebtedness (other than to another Loan Party) or the Loan Party owing such Indebtedness ceasing to be a Loan Party, shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (g);
(h)
Indebtedness incurred to finance insurance premiums in the ordinary course of business;
(i)
Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(j)
[reserved];
(k)
Permitted Convertible Debt in an aggregate principal amount not to exceed $[***] at any one time outstanding;
(l)
extensions, refinancings and renewals of any Permitted Indebtedness described in clause (b) above, provided that the principal amount of such Indebtedness being extended, refinanced or renewed is not increased or the terms modified to impose materially more burdensome terms upon the applicable Loan Party (including by shortening the maturity or weighted average life to maturity of the Indebtedness being extended, refinanced or renewed), as the case may be;
(m)
unsecured Indebtedness of any Loan Party or any of its Subsidiaries in connection with acquisitions permitted pursuant to clause (j) of Permitted Investments (i) consisting of earnouts or similar deferred purchase price (including customary purchase price adjustments and modifications) or (ii) that is issued to a seller of assets or an entity acquired in an acquisition permitted hereunder, provided that (x) such obligations shall be subordinated to the Secured Obligations pursuant to subordination provisions reasonably satisfactory to the Required Lenders and (y) the aggregate amount of all such obligations incurred pursuant to subclauses (i) and (ii) shall not to exceed $[***] at any time outstanding;

(n)
unsecured Indebtedness of a Subsidiary owed to a Loan Party or a wholly-owned Subsidiary of a Loan Party, which Indebtedness shall (i) if owed to a Loan Party, be pledged to Agent as Collateral for the Secured Obligations in accordance with the terms hereof and, if requested by the Required Lenders, be evidenced by promissory notes, (ii) be subordinated to the Secured Obligations pursuant to the Intercompany Subordination Agreement and (iii) constitute Permitted Investments and otherwise be permitted hereunder, including under Sections 7.6 and 7.13;
(o)
unsecured guarantees of the Loan Parties in respect of Indebtedness of any Loan Party to the extent permitted under Section 7.6;
(p)
Indebtedness arising from a bank or other financial institution honoring a check, draft or similar instrument (other than resulting from any overdraft) in the ordinary course of business;
(q)
Indebtedness incurred in respect of Cash Management Services, in each case, incurred in the ordinary course of business;
(r)
Indebtedness arising under performance, payment, surety, customs, stay, bid or appeal bonds, performance and completion guaranties and similar instruments, in each case in the ordinary course of business and not in connection with any Indebtedness for borrowed money; provided that the aggregate amount of such Indebtedness shall not exceed $[***] at any time outstanding;
(s)
Indebtedness consisting of Contingent Obligations in connection with any equity exchange program involving the issuance of equity awards under Borrower’s equity incentive plans;
(t)
Permitted Senior Debt;
(u)
any (i) royalty financing or similar transaction (including any royalty sale or any synthetic royalty financing) that does not exceed [***] ([***]%) of the net sales in respect of any Product of the applicable Loan Party, or (ii) royalty financing or similar transaction (including any royalty sale or any synthetic royalty financing) by any Platform Company that is not a Loan Party, in each case of the foregoing clauses (i) and (ii), that does not (directly or indirectly, by acceleration or otherwise) result in recourse to any Loan Party or Platform Company prior to the date that is [***] after the Maturity Date, except with respect to the applicable percentage of net sales of the applicable Product that is the subject of such royalty financing or similar transaction, plus any customary fees and expenses payable in connection therewith (each, a “Permitted Royalty Transaction”);
(v)
[reserved];
(w)
Hedge Agreements (entered into in order to manage existing or anticipated interest rate, foreign exchange rate or commodity price risks and not for speculative purposes), in each case that (i) may be unsecured, (ii) solely in the case of Hedge Agreements in respect of foreign currency exchanges, are secured by Cash in an amount up to $[***] and (iii) are entered into in the ordinary course of business and in conformity with all requirements of applicable laws and regulations and issued on behalf of a Loan Party; and
(x)
unsecured Indebtedness of the Loan Parties or, subject to Section 7.4, any of their respective Subsidiaries in an aggregate amount not to exceed $[***], provided that, immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing.

“Permitted Investment” means:

(a)
Investments existing on the Closing Date which are disclosed in Schedule 1B;
(b)
(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (iii) certificates of deposit issued by any bank with assets of at least $[***] maturing no more than one year from the date of investment therein, (iv) money market accounts, and (v) Investments permitted by any Loan Party’s investment policy, provided that the Required Lenders have approved such investment policy in writing (such approval not to be unreasonably withheld, conditioned or delayed) (collectively, “Cash Equivalents”);
(c)
repurchases by a Loan Party of its Equity Interests or the Equity Interests of any of its Subsidiaries in an aggregate amount not to exceed the Available Investment Amount in any Available Investment Period, in each case subject to the satisfaction of the Equity Cash Payment Conditions;
(d)
Investments accepted by a Loan Party in connection with Permitted Transfers;
(e)
Investments received in connection with the bankruptcy or reorganization of a customer or supplier in the ordinary course of business;
(f)
Investments consisting of notes receivable of the Loan Parties, or prepaid royalties and other credit extensions made by the Loan Parties in the ordinary course of business, in an aggregate amount not to exceed $[***] at any one time outstanding;
(g)
loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in the ordinary course of business in an amount not to exceed $[***] at any one time outstanding;
(h)
Investments by any Loan Party in another Loan Party;
(i)
Investments in Deposit Accounts, subject to compliance with Section 7.12 hereof;
(j)
subject to compliance with Section 7.13, Investments in previously formed or acquired Platform Companies that are not Loan Parties (including such Platform Companies existing on the Closing Date, and whether as a result of a formation of a Platform Company, the purchase of additional Equity Interests of a Platform Company, the formation of or contribution to a joint venture or any other capital contribution to a Platform Company), including (for the avoidance of doubt), loans to or other Investments in such Platform Companies for operating purposes in the ordinary course of business; provided that any such Investments in joint ventures shall be subject to the requirements specified in clause (ii) to the proviso to clause (y) of this definition below;
(k)
Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms;
(l)
to the extent constituting an Investment, Investments consisting of Indebtedness, Liens, Dispositions or distributions permitted under Section 7.4, Section 7.5, Section 7.6 or Section 7.7;
(m)
Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment, in each case in the ordinary course of business;
(n)
extensions of trade credit in the ordinary course of business by any Loan Party;

(o)
Investments in connection with the cash management operations of any Loan Party and its Subsidiaries that constitute Permitted Indebtedness;
(p)
Licenses described in clause (b) of the defined term “Permitted Transfer”;
(q)
guarantees of operating leases or of other obligations of any Loan Party permitted under this Agreement that do not constitute Indebtedness, in each case, entered into by any Loan Party in the ordinary course of business;
(r)
subject to compliance with Section 7.13, Investments made solely with Equity Interests of Borrower as consideration for the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including in connection with any Acquisitions) which such other Person would be, immediately after giving effect to such Investment, an Operating Company that is majority-owned by one or more Loan Parties; provided that any such Investments in joint ventures shall be subject to the requirements specified in clause (ii) to the proviso to clause (y) of this definition below;
(s)
[reserved];
(t)
Investments constituting the cashless repurchase of common stock of Borrower deemed to occur upon the exercise of options, warrants or similar rights solely to the extent that shares of such stock represent a portion of the exercise price of such options, warrants or similar rights;
(u)
Investments consisting of the exchange of Equity Interests of Borrower for the Equity Interests of an Affiliate;
(v)
Investments consisting of Contingent Obligations to the extent constituting Permitted Indebtedness;
(w)
additional Investments that do not exceed $[***] in the aggregate per fiscal year, provided that, immediately after giving effect to the making of such Investment, no Default or Event of Default shall have occurred and be continuing;
(x)
subject to compliance with Section 7.13, Investments in Pass-through Entities; and
(y)
any other Investment (including the acquisition of new Platform Companies, Investments in joint ventures that are Operating Companies, the acquisition of the Equity Interests of any Person that is an Operating Company, loans to a Platform Company, or the acquisition of, or the right to use, develop, or License any Intellectual Property), other than repurchases by a Loan Party of its Equity Interests or the Equity Interests of any of its Subsidiaries, Investments in joint ventures or other Persons that are not (immediately after giving effect to such Investment) Operating Companies which are majority-owned by one or more Loan Parties or the acquisition of (or other Investment in) the Equity Interests of any Person that is not (immediately after giving effect to such Investment) an Operating Company which is majority-owned by one or more Loan Parties, in an aggregate amount not to exceed the Available Investment Amount in any Available Investment Period; provided that (i) immediately after giving effect to such Investment, no Event of Default shall have occurred and be continuing and the Loan Parties’ Qualified Cash shall be equal to or greater than $[***] and (ii) to the extent such Investments are in joint ventures or other Persons that are Operating Companies or for the acquisition of Equity Interests of any Person that is an Operating Company (including the acquisition of new majority-owned Platform Companies), (A) all Equity Interests and other ownership interests held by a Loan Party in any such joint venture or other Person shall constitute Pledged Collateral, (B) all representations and warranties set forth in Section 5.15 shall be true and correct with respect to such Pledged Collateral, (C) solely with respect to such Investments in joint ventures in excess of $[***] per joint venture or

$[***] in the aggregate for all joint ventures (in each case, excluding any Investments in joint ventures satisfying the following clauses (x) and (y)), (x) the Loan Parties have taken all steps necessary to permit Agent to become a “transferee” under the relevant joint venture or other Organizational Documents if Agent exercises its remedies with respect to such joint venture or other Equity Interest and (y) no further consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body shall be required to be made or obtained by any Loan Party either (I) for the pledge by such Loan Party of such Pledged Collateral pursuant to this Agreement or (II) for the exercise by Agent or Lenders of the voting or other rights provided for this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except for those which have been obtained and (D) the pledge, grant of a security interest in, and delivery of such Pledged Collateral to Agent pursuant to this Agreement will create a valid first priority Lien on and in such Pledged Collateral;

provided further that no Loan Party shall make Investments in any Platform Company that is not a Loan Party that is in default with respect to Indebtedness in excess of $[***] except for (x) Equity Cure Investments of up to $[***] for any such Platform Company and up to $[***] in the aggregate for all Platform Companies that are not Loan Parties (which such Equity Cure Investments, if made, shall be made as an Investment in reliance on clause (y) of this definition), (y) to fund any mandatory legal and regulatory expenses of a Platform Company that is not a Loan Party when due, or (z) as otherwise approved by the Required Lenders in writing.

Notwithstanding anything herein to the contrary, to the extent any Platform Company, other Subsidiary of the Borrower or any joint venture is required to become a Guarantor pursuant to Section 7.13, then no further Investments may be made in such Platform Company, other Subsidiary of the Borrower or any joint venture until such Platform Company, other Subsidiary of the Borrower or any joint venture has become a Guarantor in accordance with this Agreement.

“Permitted Liens” means any and all of the following:

(a)
Liens in favor of Agent or Lenders;
(b)
Liens existing on the Closing Date which are disclosed in Schedule 1C;
(c)
Liens arising by operation of law in favor of materialmen, artisans, mechanics, carriers warehouseman, landlords and other Persons securing ordinary course obligations which are not yet delinquent and not in connection with borrowed money;
(d)
Liens for Taxes, fees, assessments or other governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings, provided that the Loan Parties maintain adequate reserves therefor in accordance with GAAP;
(e)
Liens arising from judgments, decrees or attachments (or appeal or other surety bonds related to such judgments) in circumstances which do not constitute an Event of Default hereunder;
(f)
the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(g)
leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(h)
Liens on equipment, software embedded in such equipment, and proceeds thereof, which (i) secure Permitted Indebtedness described in clause (f) of the defined term “Permitted Indebtedness” above, or (ii) exist at the time such equipment is acquired by a Loan Party;
(i)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(j)
Liens in connection with Indebtedness described in clause (h) of the defined term “Permitted Indebtedness,” provided that such Lien is limited to insurance proceeds arising from the subject insurance policy and the unearned portion of premium payments;
(k)
statutory and common law rights of set-off and other similar rights as to deposits of Cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries solely to secure payment of amounts due in the ordinary course of business in connection with the maintenance of Deposit Accounts or securities accounts;
(l)
easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(m)
Licenses permitted hereunder;
(n)
(i) Liens on Cash securing obligations permitted in accordance with clause (e) of the defined term “Permitted Indebtedness” in an aggregate amount not to exceed the reimbursement obligations secured thereby, and (ii) security deposits in connection with real property incurred in the ordinary course of business;
(o)
Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (b) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase, and subject to any limitation with respect to the amount secured by such Lien of such type, to the extent described in one of the foregoing clauses of this defined term;
(p)
Liens of Permitted Senior Debt Holders encumbering solely the Permitted Senior Debt Priority Collateral securing Permitted Senior Debt;
(q)
Liens in connection with Indebtedness described in clause (w) of the defined term “Permitted Indebtedness” consisting of Cash securing such Indebtedness issued on behalf of a Loan Party;
(r)
[reserved];
(s)
(i) with respect to any [***] that is structured as a “true sale”, precautionary Liens on the applicable percentage of net sales of the applicable Product or (ii) with respect to any [***] that is not structured as a “true sale”, Liens on (x) the applicable percentage of net sales of the applicable Product that is the subject of such [***] or (y) any other asset of the applicable Loan Party or Platform Company party to such [***] relating to the applicable Product that is the subject of such [***] so long as such Liens are subordinated to the Liens securing the Secured Obligations pursuant to an intercreditor agreement with Agent on terms and conditions reasonably acceptable to the Required Lenders; and
(t)
to the extent constituting Liens, restrictions arising under applicable securities laws as a result of any Loan Party’s any/or any Agent’s or Lender’s status as an “affiliate” and/or “insider”

of the issuer of any Equity Interests constituting Collateral and/or the status of any Equity Interests constituting Collateral as “restricted securities” under Rule 144 promulgated under the United States Securities Act of 1933, as amended.

“Permitted Royalty Transaction” has the meaning set forth in clause (u) of the definition of “Permitted Indebtedness.”

“Permitted Senior Debt” means senior secured Indebtedness of the Loan Parties in the form of an asset-based revolving credit facility in a maximum principal amount not to exceed $[***] at any one time outstanding incurred under the Permitted Senior Debt Documents which satisfies the following requirements: (a) Borrower shall have delivered to Agent and the Lenders all material Permitted Senior Debt Documents concurrently with its entry into such Permitted Senior Debt Documents, certified by an officer of Borrower, and (b) such Indebtedness shall be secured solely by the Loan Parties’ accounts receivable, inventory and ancillary rights required for the exercise of remedies with respect to the foregoing of the Loan Parties and proceeds thereof (the “Permitted Senior Debt Priority Collateral”).

“Permitted Senior Debt Priority Collateral” has the meaning set forth in the definition of “Permitted Senior Debt.”

“Permitted Senior Debt Documents” means each agreement, instrument and document entered into by any Loan Party in connection with the Permitted Senior Debt, as the same may be amended, modified, extended, restated, replaced or supplemented from time to time, and which agreements, instruments and documents shall include (and, as applicable, be subject to) the terms and provisions of an intercreditor agreement in form and substance reasonably acceptable to the Required Lenders in their reasonable discretion in connection therewith.

“Permitted Senior Debt Holder” means any holder of Permitted Senior Debt or any agent thereof.

“Permitted Transfers” means:

(a)
Dispositions of Inventory in the ordinary course of business;
(b)
subject to the terms of Section 7.8, exclusive or non-exclusive Licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business (including in connection with business development transactions;
(c)
Dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;
(d)
use of Cash in the ordinary course of business in a manner not prohibited by the terms of this Agreement;
(e)
Dispositions by any Loan Party of Investments in Platform Companies in accordance with such Loan Party’s Organizational Documents;
(f)
Dispositions (i) among the Loan Parties, (ii) by a Subsidiary that is not a Loan Party to a Loan Party, (iii) subject to the terms of Section 7.8, consisting of Permitted Investments in a Platform Company by a Loan Party, or (iv) subject to the terms of Section 7.8, consisting of assets other than Investments or Material Intellectual Property by and to a Platform Company to and from a Loan Party in the ordinary course of business;
(g)
Dispositions of the Equity Interests of [***] or all or substantially all of the assets of Origin;
(h)
Dispositions of any or all of Borrower’s rights and title to the [***];

(i)
other Dispositions of assets having a fair market value of not more than $[***] in the aggregate in any fiscal year, provided that, immediately after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing; ~~and~~
(j)
Permitted Royalty Transactions~~.~~; and
(k)
Dispositions of the Existing Priority Review Voucher or any other Priority Review Voucher.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) and/or Cash (in an amount determined by reference to the price of such common stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that (x) the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined by Lender in its commercially reasonable discretion and (y) such call option transaction would be classified as an equity instrument in accordance with GAAP; provided further that a certificate of Borrower as to the satisfaction of such requirement (described in the immediately preceding proviso) delivered to Administrative Agent (for delivery to Lenders) at least [***] Business Days prior to the entry into such transaction, together with a reasonably detailed description of the material terms, conditions and covenant of such transaction or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms, conditions and covenants satisfy the foregoing requirement, shall be conclusive unless Agent notifies Borrower within such [***] Business Day period that Agent notifies Borrower within such [***] Business Day period that Required Lenders disagree, in their commercially reasonable judgment, with such determination which notice shall include a description of the basis upon which Required Lenders disagree).

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Phase 1 Clinical Trial” means a clinical trial that generally provides for the first introduction into humans of a pharmaceutical or biologic product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 CFR § 312.21(a), as amended (or its successor regulation).

[***]

“Phase 3 Study” means with respect to a clinical trial evaluating a drug, any clinical trial initiated after preliminary evidence suggesting effectiveness of such drug has been obtained, conducted to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of such drug and to provide an adequate basis for physician labeling.

“PIK Interest” means interest payable in-kind by adding an amount equal to the applicable percentage of the Applicable Rate of the outstanding principal balance of the Term Loan Advances to the then outstanding principal balance of the applicable Term Loan Advances on a quarterly basis on each applicable Payment Date so as to increase the outstanding principal balance of such Term Loan Advances (which such capitalized principal in the form of PIK Interest shall accrue interest from and including the Payment Date on which such PIK Interest is added to the Term Loan Advance at the Applicable Rate).

“Pivotal Clinical Trial” means a clinical trial with a defined dose or a set of defined doses of a pharmaceutical or biologic product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21CFR § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of an NDA.

~~“Pivotal Clinical Trial Deadline” has the meaning given to such term in the definition of “Other Milestone”.~~

“Platform Company” means any Operating Company in the life sciences or healthcare sector and focused on the development and commercialization of products, and in which a Loan Party has made an Investment (whether by capital contribution, the acquisition of the Equity Interests thereof, a Disposition of assets thereto, or in connection with a joint venture, corporate collaboration or similar corporate structure) in accordance with the terms of this Agreement, its Organizational Documents and consistent in all material respects with past practices, including each Operating Company in which Loan Party maintains an Investment as of the Closing Date.

“Pledged Collateral” means:

(a)
all Equity Interests now owned or hereafter acquired by a Loan Party to the extent not constituting Excluded Collateral;
(b)
with respect to any limited liability company membership units or general or limited partnership interests now owned or hereafter acquired by a Loan Party: (i) all payments or distributions whether in Cash, property or otherwise, at any time owing or payable to such Loan Party on account of its interest as a member or partner, as the case may be, in any of the issuers of such Equity Interests or in the nature of a management or other fee paid or payable by any of such issuers to such Loan Party; (ii) all of such Loan Party’s rights and interests under each of the Organizational Documents, including all voting and management rights and all rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of such issuers; (iv) all other rights, interests, property or claims to which such Loan Party may be entitled in its capacity as a partner or a member of any such issuer; and (v) all proceeds, income from, increases in and products of any of the foregoing, in each case subject to the terms of this Agreement;
(c)
all additional Equity Interests from time to time acquired or formed by a Loan Party in any manner (which additional Equity Interests shall be deemed to be part of the Pledged Collateral whether or not Schedule 5.15 has been updated in accordance with this Agreement) to the extent constituting Collateral, and any certificates, if applicable, representing such additional Equity Interests;
(d)
all rights and interests of a Loan Party in respect of a joint venture; and
(e)
all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, in each case subject to the terms of this Agreement.

“Prepayment Charge” has the meaning assigned to such term in Section 2.4(a).

“Prepayment Event” means, with respect to any transaction consummated after the Closing Date, (i) any Disposition of Pledged Collateral to the extent the Net Cash Proceeds for all such transactions, whether in a single transaction or series of related transactions, exceed (x) prior to the [***] Milestone Date, $[***] in any fiscal year and (y) from and after the [***] Milestone Date, $[***] in any fiscal year, (ii) any Disposition of Collateral (other than Pledged Collateral, assets covered in clause (iii) below or Intellectual Property specified in clause (iv) below) to the extent the Net Cash Proceeds for all such transactions, whether in a single transaction or series of related transactions, exceed (x) prior to the [***] Milestone Date, $[***] in any fiscal year and (y) from and after the [***] Milestone Date, $[***] in any fiscal year, (iii) any Disposition by a Platform Company, any Loan Party or any of their Subsidiaries of assets (including Intellectual Property, but without duplication of clause (iv) below) of such Platform Company, Loan Party or Subsidiary, to the extent (x) the subject assets constitute all or a material part of the applicable entity’s assets, on a consolidated basis and (y) Net Cash Proceeds for all such transactions, whether in a single transaction or in a series of related transactions, plus any Equity Sale Premium (without duplication of any Equity Sale Premium applied in clause (iv) of this definition below) exceed $[***] in any fiscal year in the aggregate, (iv) any Disposition of Intellectual Property by any Person that is a Loan Party on the Closing Date, to the extent the Net Cash Proceeds for all such transactions, whether in a single transaction or in a series of related transactions, plus any Equity Sale Premium (without duplication of any Equity Sale Premium applied in clause (iii) of this definition above), exceed (x) prior to the [***] Milestone Date, $[***] in any fiscal year and (y) from and after the [***] Milestone Date, $[***] in any fiscal year, (v) the repurchase or redemption of Pledged Collateral by a Pass-through Entity, Platform Company or Loan Party, ~~or~~ (vi) any Permitted Royalty Transaction, except to the extent such transaction relates to [***] or (vii) the receipt of any Equity Sale Premium in connection with the issuance or sale of Equity Interest of the Borrower in connection with any Equity Sale Milestone, provided that the Net Cash Proceeds for any such issuance or sale (other than in connection with any Disposition of the Existing Priority Review Voucher) shall be deemed to be the receipt of Net Cash Proceeds pursuant to clause (iii) or (iv), as applicable, of this definition above (and be subject to the same applicable thresholds specified in such clause (iii) or (iv)); provided that, notwithstanding anything to the contrary herein, (A) any non-exclusive Licenses granted in the ordinary course of business and not for purposes of commercializing any Intellectual Property (including for purposes of joint development, manufacturing, distribution, partnership or similar purposes, including any licensing transactions with contract research organizations or contract manufacturing organizations) ~~and~~, (B) any Licenses, sublicenses and similar and customary arrangements for the use of Intellectual Property solely in connection with contract manufacturing, contract research, distribution, supplier and other similar arrangements that are entered into in the ordinary course of business and not in connection with any monetization or revenue-specific purpose and for which no Loan Party, Platform Company or Pass-through Entity will receive any consideration (whether in the form of cash, equity or otherwise), shall not constitute a Prepayment Event and (C) any Disposition of the Existing Priority Review Voucher shall not constitute a Prepayment Event.

“Priority Review Voucher” means a voucher issued by the FDA to the sponsor of a rare pediatric disease product application, as such term is defined in 21 U.S.C. § 360ff, which entitles the holder of such voucher to priority review of a New Drug Application or Biologics License Application after the date of approval of the rare pediatric disease product application.

“Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by a Platform Company or any of its Subsidiaries or which a Platform Company or such Subsidiary intends to Dispose of, or distribute, in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Platform Company since each of its formation.

“Publicity Materials” has the meaning set forth in Section 11.18.

“QED” means QED Therapeutics, Inc.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“Qualified Cash” means the amount of the Loan Parties’ unrestricted Cash held in accounts subject to an Account Control Agreement.

“RDEB” means recessive dystrophic epidermolysis bullosa.

“Receivables” means (i) all of each Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Recipient” means Agent, any Lender or any other recipient of any payment to be made by or on account of the Secured Obligations.

“Refinancing” means the prepayment in full of all amounts borrowed under the Hercules Loan Agreement, the termination of all commitments thereunder and the release of all security interests and guaranties in connection therewith.

“Register” has the meaning given to it in Section 11.7.

“Required Lenders” means at any time, the holders of more than 50.1% of the aggregate total amount of the outstanding principal amount of the Term Loan Advances of all Lenders then outstanding and the unused Term Commitments of all Lenders; provided, in any event, Required Lenders shall include at least two Lenders who are not Affiliates of each other.

“Required Prepayment Date” has the meaning given to it in Section 2.4(c).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Agent, and any other Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, any premium (including, without limitation, any Prepayment Charge), reimbursement obligations, payment obligations, fees, indemnities, costs and expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Agent or any other Lender), but excluding any warrant or other equity investment.

“Secured Parties” means, collectively, the Agents and the Lenders.

“Services Company” has the meaning given to such term in the preamble to this Agreement.

“Signature Law” has the meaning given to such term in Section 11.15.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions (including as to maturity) satisfactory to the Required Lenders in their reasonable discretion and subject to a subordination agreement in form and substance reasonably satisfactory to the Required Lenders in their discretion on customary deep subordination terms.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which a Loan Party owns or controls, directly or indirectly, 50% or more of the outstanding voting securities.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Loan Parties as set forth in Section 2.1.

“Term Loan Advance” or “Term Loan Advances” means, individually or collectively, as the context may require, the Tranche I Advance and/or any Tranche II Advance.

“Term Note” means a Secured Term Promissory Note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (including service marks and trade dress), other source or business identifier, whether registered, common law or otherwise, and any applications of the same now or hereafter existing, created, acquired or held in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche I Advance” has the meaning set forth in Section 2.1(a)(i).

“Tranche I Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Loan Parties in a principal amount not to exceed the amount set forth under the heading “Tranche I Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Tranche II Advance” has the meaning set forth in Section 2.1(a)(ii).

“Tranche II Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Loan Parties in a principal amount not to exceed the amount set forth under the heading “Tranche II Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Treasury Rate” means with respect to the Make-Whole Amount, as of the date of the prepayment notice with respect to such prepayment, a rate equal to the then-current yield to maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15 (519)) that has become publicly available at least [***] Business Days prior to such date (or, if such Federal Reserve Statistical Release is no longer published, any publicly available source of similar market data)) of actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the date that payment is received to the date that falls on the first anniversary of the Closing Date; provided, however, that if the period from the date that payment is received to the date that falls on the first anniversary of the Closing Date is less than one year, then the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used; provided, further, that in no case shall the Treasury Rate be less than zero.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.8(d).

“Waivable Mandatory Prepayment” has the meaning given to it in Section 2.4(c).

“Withholding Agent” means Borrower or Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been Disposed of from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

SECTION 2. THE LOAN

2.1.
Term Loan Advance.
(a)
Term Commitments.
(i)
Tranche I Term Loan Advance. Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed their respective Tranche I Term Commitments, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount of $450,000,000 on the Closing Date (the “Tranche I Advance”).
(ii)
Tranche II Term Loan Advance. Subject to the terms and conditions of this Agreement, upon the ~~earlier to occur of (x) the [***] Milestone Date and (y) the achievement of any Other Milestone or Deemed Other Milestone~~[***], Borrower may at any time on or prior to December 31, 2022 (the “Delayed Draw Expiration Date”)~~, Borrower may~~  request and the Lenders shall severally (and not jointly) make, in ~~an amount~~amounts not to exceed their respective unused Tranche II Term ~~Commitment~~Commitments, additional Term Loan Advances ~~in an aggregate principal amount not to exceed $300,000,000 (any~~(each such advance, a “Tranche II Advance”); provided that~~,~~ (A) prior to the ~~earlier of (x) the occurrence of the [***] Milestone Date and (y) the date of achievement of three or more Other Milestones (or Deemed Other Milestones)~~ [***], the aggregate principal amount of Tranche II Advances shall not exceed ~~(A)~~ $~~100,000,000 upon the achievement of one Other Milestone or Deemed Other Milestone and (B) $200,000,000 upon the achievement of two Other Milestones and/or Deemed Other Milestones.~~25,000,000, (B) prior to the [***], the aggregate principal amount of Tranche II Advances shall not exceed $50,000,000, (C) prior to the [***], the aggregate principal amount of Tranche II Advances shall not exceed $75,000,000 and (D) Borrower shall not be entitled to request more than four (4) Tranche II Advances.
(iii)
For the avoidance of doubt, upon the making of any Tranche II Advance, the Tranche I Advance and any Tranche II Advance(s) will (other than expressly specified herein, including as specified in Section 2.4(b) hereof) be considered one single class of fungible Loan with identical terms hereunder and under the other Loan Documents.
(b)
Advance Request. Borrower shall complete, sign and deliver to Administrative Agent an Advance Request not later than 1:00 p.m., New York time, at least [***] Business Days before the Advance Date of each Term Loan Advance (provided that the Tranche I Term Loan Advance to be made on the Closing Date may be made on such shorter notice as may be agreed by Agent and the Lenders holding a Tranche I Term Commitment and any Tranche II Advance to be made after the Closing Date (but on or prior to the Delayed Draw Expiration Date) may be made on such shorter notice as may be agreed by Agent and all Lenders holding a Tranche II Term Commitment on the date of such Advance Request). Each Lender (or, if agreed among the applicable Lenders, a fronting bank for the Lenders) shall fund the Term Loan Advance up to its respective unused and applicable Term Commitment in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied or waived as of the respective Advance Date.
(c)
Interest. Subject to Section 2.3, the principal amount outstanding under the Term Loan Advances shall accrue interest at a fixed per annum rate equal to the Applicable Rate, which interest shall be payable in cash (other than PIK Interest, which will be capitalized by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the applicable Term Loan Advances which shall, from and after the date when added to such principal amount, bear interest in accordance with this Section 2.1(c)) quarterly in arrears in accordance with Sections 2.1(d) and 2.3, based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. In order to elect to pay PIK Interest, Borrower must deliver to Lenders at least [***] Business Days prior to the applicable Payment Date, a certificate that is executed by an authorized officer of Borrower (i) indicating its choice to pay a portion of its such interest in-kind and (ii) stating the amount of interest (not to exceed three percent (3%) per annum) that is being paid in-kind. [***] All PIK

Interest shall be payable when the principal amount of the Term Loan Advances are payable in accordance with Sections 2.1(d) and 2.3. Interest shall accrue on each Term Loan Advance commencing on, and including, the Advance Date of such Term Loan Advance (and, in the case of PIK Interest, as specified in the definition of PIK Interest), and shall accrue on the principal amount outstanding under such Term Loan Advance up to but not including the day on which such Term Loan Advance is paid in full.
(d)
Payment. Borrower will pay interest on each Term Loan Advance on each Payment Date, beginning in each case on the Payment Date after the Advance Date for such Term Loan Advance and continuing until the Maturity Date. ~~Borrower shall repay, beginning on the Amortization Date and continuing on each Payment Date thereafter until the Maturity Date, the principal balance of the Term Loan Advances that are outstanding on the Business Day immediately preceding the Amortization Date, in equal quarterly installments of principal of (x) if the Amortization Date is January 2, 2025, (A) on the Payment Date occurring January 2, 2025, 4.17% of the original aggregate principal amount of the Term Loan Advances and (B) on each Payment Date occurring after January 2, 2025, 12.50% of the original aggregate principal amount of the Term Loan Advances and (y) if the Amortization Date is January 2, 2026, (A) on the Payment Date occurring January 2, 2026, 8.33% of the original aggregate principal amount of the Term Loan Advances and (B) on each Payment Date occurring after January 2, 2026, 25.00% of the original aggregate principal amount of the Term Loan Advances (in each case of clauses (x) and (y), as adjusted for any reductions in principal as a result of prepayments made hereunder (as applied in accordance with Section 2.7) and for increases in principal as a result of PIK Interest elections).~~ The entire outstanding principal balance of the Term Loan Advance and all accrued but unpaid interest hereunder shall be due and payable on the Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.
2.2.
Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to any Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of such Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.3.
Default Interest. In the event any payment is not paid on the scheduled payment date (except if due solely to an administrative or operational error of Administrative Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due), an amount equal to two percent (2%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal (including PIK Interest added to the Term Loan Advances), interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus two percent (2%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.
2.4.
Prepayment.
(a)
Optional Prepayment. At its option upon at least [***] Business Days prior written notice to Administrative Agent, Borrower may prepay all or a portion of the outstanding Advance by paying principal, and all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the principal amount being prepaid: (i) if the prepayment is made prior to the first anniversary of the Closing Date, 3%, plus the Make-Whole Amount, (ii) if the prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 3%,

(iii) if the prepayment is made on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, 2%, (iv) if the prepayment is made on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, 1%, and (v) if the prepayment is made on or after the fourth anniversary of the Closing Date, 0.0% (each, a “Prepayment Charge”), provided that each prepayment shall be in a minimum amount of $[***] or, if less, the remaining outstanding principal amount of the Advance. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advance or any portion thereof. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.
(b)
Mandatory Prepayment.
(i)
Within [***] Business Days of receipt of any Net Cash Proceeds from a Prepayment Event, Borrower shall prepay the outstanding Advance by paying up to (x) prior to the [***] Milestone Date, 75% of such Net Cash Proceeds and (y) from and after the [***] Milestone Date, 50% of such Net Cash Proceeds. For the avoidance of doubt, no Prepayment Charge shall apply to a prepayment in accordance with this Section 2.4(b).

~~(ii) If any Tranche II Advance has been made pursuant to Section 2.1(a)(ii) based on the occurrence of a Deemed Other Milestone, then, unless Borrower has actually advanced the applicable Product (as indicated by a decision of the Board of Borrower to so advance) that is the subject of the Deemed Other Milestone into a Pivotal Clinical Trial on or prior to the Pivotal Clinical Trial Deadline, then Borrower shall, within [***] of the Pivotal Clinical Trial Deadline, prepay an amount equal to 100% of the Tranche II Advance made on such basis (plus all accrued and unpaid interest thereon), unless (w) the [***] Milestone Date has occurred, (x) [***] or more Other Milestones and/or other Deemed Other Milestones in respect of which Borrower has actually advanced (as indicated by a decision of the Board of Borrower to so advance) the applicable Product into a Pivotal Clinical Trial have been achieved, (y) the aggregate principal amount of Tranche II Advances made does not exceed $[***] and [***] or more Other Milestones and/or other Deemed Other Milestones in respect of which Borrower has actually advanced the applicable Product into a Pivotal Clinical Trial have been achieved or (z) the aggregate principal amount of Tranche II Advances made does not exceed $[***] and one or more Other Milestones and/or other Deemed Other Milestones in respect of which Borrower has actually advanced the applicable Product into a Pivotal Clinical Trial have been achieved.~~

(ii)
[Reserved].
(c)
Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment pursuant to Section 2.4(b)(i) or (ii) (a “Waivable Mandatory Prepayment”) of the Advances, by at least 1:00 p.m., New York Time not less than [***] Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent in writing (including by email) of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding any outstanding Advances of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before 1:00 p.m., New York time, the [***] prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the [***] prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Advances of such

Lenders and (ii) to the extent of any excess as a result of any Lender that elected to exercise such option, to Borrower for working capital and general corporate purposes.
2.5.
Fee Letters. Borrower shall pay (or cause to be paid) when due and payable under the terms of the Fee Letters to Agent and each Lender, as applicable, the fees set forth in the respective Fee Letters.
2.6.
Notes. If so requested by a Lender by written notice to Borrower, then Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.13) (promptly after Borrower’s receipt of such notice) a Term Note or Term Notes to evidence such Lender’s Loans.
2.7.
Pro Rata Treatment; Application of Payments. Subject to Section 2.4(c), each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advance shall be made pro rata according to the aggregate outstanding Term Loan Advances of the Lenders (and on a pro rata basis as between the outstanding Tranche I Advances and Tranche II Advances). Each applicable Term Loan Advance shall be made pro rata according to the applicable Term Commitments of each relevant Lender. Any prepayment of the Term Loan Advances shall be applied to prepay the principal of the Term Loan Advances (on a pro rata basis as between the outstanding Tranche I Advances and Tranche II Advances) on a pro rata basis across all scheduled payments of Tranche I Advances and Tranche II Advances until paid in full.
2.8.
Taxes.
(a)
Withholding. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires a Withholding Agent to make any deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, to the extent such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased to the extent necessary to ensure that, after the making of such required deduction or withholding, Agent or Lender, as applicable receives an amount equal to the sum which it would have received had no such deduction or withholding been made. The applicable Loan Party will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that such Loan Party has made such withholding payment.
(b)
Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within [***] days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority; provided that the Loan Parties shall not be obligated to compensate any Recipient pursuant to this Section in respect of penalties, interest or other liabilities attributable to any Indemnified Taxes, if such penalties, interest and other liabilities result solely from the gross negligence or willful misconduct of such Lender, Agent or their Affiliates. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)
Status of Lender.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS

Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(e)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.9.
Treatment of Prepayment Charge. It is understood and agreed that if the Loans are accelerated or otherwise become due prior to the Maturity Date, including without limitation as a result of any Event of Default set forth in Section 9.5 (including the acceleration of claims by operation of law), the Prepayment Charge that would have been payable if the Loans were optionally prepaid pursuant to Section 2.4(a) on such date of acceleration will also automatically be due and payable and shall constitute part of the Secured Obligations with respect to the Loans, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any such Prepayment Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and each of the Loan Parties agrees that it is reasonable under the circumstances currently existing. The Prepayment Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) the Prepayment Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) the Prepayment Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lender and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge as a charge (and not interest) in the event of repayment, prepayment or acceleration; and (d) The Loan Parties shall be estopped from claiming differently than as agreed to in this paragraph. The Loan Parties expressly acknowledges that their agreement to pay the Prepayment Charge to each Lender as herein described was on the Closing Date and continues to be a material inducement to each Lender to provide the Term Loan Advances.
2.10.
Termination and Reduction of Commitments.
(a)
The Tranche I Term Commitments shall automatically terminate upon the making of the Tranche I Advance on the Closing Date.
(b)
The Tranche II Term Commitments shall automatically terminate (x) on a dollar-for-dollar basis upon the making of any Tranche II Advance on the applicable Advance Date and (y) if not previously terminated, in full on the Delayed Draw Expiration Date.
(c)
Upon at least [***] Business Days’ prior revocable written notice to Administrative Agent, Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche II Term Commitments; provided that each partial reduction of the Term Commitments shall be in an integral multiple of $[***] and in a minimum amount of $[***].
(d)
Each reduction in the Tranche II Term Commitments shall be made ratably among the Lenders in accordance with their respective applicable Tranche II Term Commitments.
(e)
Borrower, so long as no Default or Event of Default has occurred and is continuing, may terminate any Term Loan Commitment of any Defaulting Lender upon the prior notice of not less than [***] to the Agent, and in such event the payment waterfall provisions of Section 2.11(a)(ii) shall apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees or other amounts); provided, that such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Agent or any Lender may have against such Defaulting Lender.
2.11.
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 11.3(b).
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Agent in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the applicable conditions set forth in Section 4 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Term Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Fees. No Defaulting Lender shall be entitled to receive any fees for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), other than as specified in the Fee Letter.
(b)
Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Term Loan Commitments whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to such Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3. SECURITY INTEREST

3.1.
Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; (j) Intellectual Property; and all other tangible and intangible personal property of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of the Collateral Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
3.2.
Excluded Collateral. Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) non-assignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC) or Pledged Collateral consisting of Equity Interests, if pursuant to the terms of the applicable Equity Documents, a pledge of such Equity Interests would be prohibited or void or would require the consent of or waiver by the applicable Platform Company (or, in the case of LianBio, applicable counterparties) other than, in any case, any Loan Party, provided further, that upon the lapse of such prohibition or such consent or waiver being provided with respect to any license or contract, such license, contract or Equity Interests shall automatically be included in the Collateral, (b) any property which is subject to a capital lease, purchase money Lien or similar equipment financing permitted under this Agreement, but only to the extent and for as long as a Lien in favor of the Collateral Agent would be prohibited by the terms of the related equipment financing agreement or would result in a termination thereof, and provided further, that upon the termination of such prohibition, such property shall automatically be deemed included in the Collateral, (c) any trademark application filed on an “intent-to-use” basis until the earlier of the filing of a statement of use with respect thereto or the issuance of a registration therefor, and (d) Excluded Accounts.
3.3.
Pledged Collateral.
(a)
Each Loan Party hereby pledges, collaterally assigns and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Pledged Collateral, as security for the performance of the Secured Obligations. Each Loan Party irrevocably waives any and all of its rights under provisions of any Organizational Documents of any Subsidiary which is a limited liability company or limited partnership, and under the laws under which such Subsidiary has been organized, to the extent such Loan Party has the legal capacity to do so and that such waiver is permitted, that would operate to (a) prohibit, restrict, condition or otherwise adversely affect the pledge hereunder or any enforcement action which may be taken in respect of this pledge or (b) otherwise conflict with the terms of this Section 3.3. Each Loan Party of which Equity Interests consisting of limited liability company or limited partnership interests constitute Pledged Collateral hereby irrevocably consents to the grant of the security interest provided for herein and to the Collateral Agent or its nominee becoming a member or limited or general partner, as applicable, in such limited liability company or limited partnership, as applicable (including succeeding to any management rights appurtenant thereto), in connection with the exercise of remedies pursuant to Section 10; provided that such successor member or partner, as applicable, then agrees in writing to be bound by, and a party to, the applicable Organizational Document pursuant to the terms therein.
(b)
Except as otherwise expressly provided in this Agreement, any sums or other property paid or distributed upon or with respect to any of the Pledged Collateral, whether by dividend or redemption or upon the liquidation or dissolution or recapitalization or reclassification of the capital of any issuer of the applicable Equity Interests or otherwise, shall, be paid over and delivered to the Collateral Agent to be held by the Collateral Agent as security for the payment in full in Cash of all of the Secured Obligations, in each case, to the extent constituting Net Cash Proceeds. All payments received by a Loan Party shall, until paid or delivered to the Collateral Agent, be held in trust for the Collateral Agent, as security for the payment and performance in full of all of the Secured Obligations, and when paid, shall be deposited into a Controlled Account.
(c)
So long as no Event of Default shall have occurred and be continuing and at the Collateral Agent’s written direction to the contrary, each Loan Party shall be entitled to receive all cash dividends and distributions paid in respect of Pledged Collateral owned by it, and, prior to any acceleration pursuant to Section 10.1 hereof and any election by the Collateral Agent of any remedies pursuant to Section 10.2 hereof, each Loan Party shall be entitled to vote any Equity Interests owned by it and to give consents, waivers and ratifications in respect of Pledged Collateral; provided, however, that no vote shall be cast or consent, waiver or ratification given by any Loan Party if the effect thereof would materially impair the Collateral Agent’s rights with respect to the enforcement of its Lien on the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of this Agreement or any of the Loan Documents. All rights of any Loan Party to receive cash dividends and distributions with respect to Pledged Collateral owned by such Loan Party, and, at the Collateral Agent’s option, upon notice by the Collateral Agent to the applicable Loan Party, all right to vote and give consents, waivers and ratifications with respect to such Pledged Collateral, shall terminate upon the occurrence and during the continuation of an Event of Default.
3.4.
Release; Agreements by Collateral Agent with respect to Pledged Collateral.

The security interest granted pursuant to this Agreement shall be automatically released (a) with respect to all Collateral upon the payment in full in Cash of all Secured Obligations in accordance with this Agreement (other than contingent indemnity obligations for which no claim is outstanding), (b) with respect to any Pledged Collateral that is the subject of a sale or other Disposition that constitutes a “Permitted Transfers” and is otherwise permitted hereunder as certified to the Collateral Agent by Borrower as being permitted hereunder, upon the consummation of such transaction, or (c) if otherwise approved, authorized or ratified in writing by the Required Lenders in their discretion. Upon such release, the Collateral Agent shall, upon the reasonable request and at the sole cost and expense of the Loan Parties, assign, transfer and deliver to the Loan Parties, against receipt and without recourse to or warranty by the Collateral Agent, except as to the fact that the Collateral Agent does not continue to encumber the released assets, such Collateral or any part thereof, which shall be released in accordance with customary documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the release of such Collateral. The Collateral Agent agrees, on behalf of itself and the Lenders, that if any Platform Company is consummating an initial public offering of its stock or any relevant follow on offering that is certified to the Collateral Agent by Borrower as being a permitted transaction hereunder, that Agent shall enter into lockup or similar agreements (in form and substance reasonably satisfactory to the Required Lenders) reasonably requested by any Loan Party or any underwriter with respect to the Collateral Agent’s exercise of remedies with respect to the Pledged Collateral constituting Equity Interests the Platform Company that is the issuer in such offering, in each case at the sole cost and expense of the Loan Parties.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of each Lender to make the applicable Loans hereunder are subject to the satisfaction by Borrower of the following conditions:

4.
4.1.
Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to the Lenders and Agents the following:
(a)
duly executed copies of the following, in form and substance acceptable to Lenders and Agents:
(i)
this Agreement;
(ii)
Account Control Agreements with respect to all Deposit Accounts and any accounts where Investment Property is maintained, as required by Section 7.12 hereof, including the Account Control Agreements set forth on Schedule 4.1;
(iii)
a duly executed certificate of an officer of each Loan Party certifying and attaching copies of (A) the Charter, certified as of a recent date by the jurisdiction of organization of such Loan Party as in effect as of the Closing Date; (B) the bylaws, operating agreement or similar governing document of such Loan Party, as in effect as of the Closing Date; (C) resolutions of such Loan Party’s Board (or similar governing body) evidencing approval of the Loan and other transactions contemplated by the Loan Documents, as in effect as of the Closing Date; (D) resolutions of the holders of such Loan Party’s Equity Interests in connection with the transactions contemplated by this Agreement as in effect as of the Closing Date, to the extent required by the applicable Organizational Documents; and (E) a schedule setting forth the name, title and specimen signature of officers or other authorized signers on behalf of each Loan Party;
(iv)
a duly executed certificate of an officer of Borrower certifying and attaching copies of (A) the Charter, certified as of a recent date by the jurisdiction of organization of each Platform Company, as in effect as of the Closing Date; (B) the bylaws, operating agreement or similar governing document of each Platform Company; (C) copies of all Equity Documents in effect as of the Closing Date; and (D) a summary capitalization table of each Platform Company;
(v)
a legal opinion of Borrower’s counsel;
(vi)
any other Loan Documents; and
(vii)
all other documents and instruments reasonably required by Lenders or Agents to effectuate the transactions contemplated hereby or to create and perfect the Liens of Collateral Agent with respect to all Collateral.
(b)
all originals certificates evidencing Pledged Collateral pledged pursuant to Section 3.3, together with any transfer powers or other instruments of transfer, in form and substance acceptable to Lenders;
(c)
copies of all consents, waivers, notices and other documents set forth on Schedule 5.15(ii);
(d)
a certificate of good standing for each Loan Party from its jurisdiction of organization;
(e)
payment of any fees due and payable under the Fee Letters and reimbursement of Agent’s and each Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(f)
all certificates of insurance, endorsements, and copies of each insurance policy required pursuant to Section 6.2;
(g)
the Refinancing shall have been or, substantially concurrently with the initial Advance hereunder, shall be consummated;
(h)
the Lenders will have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations including the PATRIOT Act at least [***] Business Days prior to the Closing Date, to the extent requested from the Borrower, at least [***] Business Days prior to the Closing Date; and
(i)
such other documents as Lenders or Agents may reasonably request (which documents shall include the Perfection Certificate).

Notwithstanding the foregoing, to the extent any of the above closing conditions is set forth on Schedule 7.19, Borrower may deliver the same when required to be delivered pursuant to Schedule 7.19.

4.2.
All Advances. On the Advance Date:
(a)
Administrative Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent or Lender may reasonably request.
(b)
Agents and Lenders shall have received the applicable fees due and payable under the Fee Letters with respect to such Advance.
(c)
The representations and warranties set forth in this Agreement shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified by any applicable standard of materiality, in all respects) on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(d)
At the time of and immediately after such Advance, no Default or Event of Default shall have occurred and be continuing.
(e)
Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
(f)
In the case of Tranche II Advances requested pursuant to Section 2.1(a)(ii), [***] and Borrower shall certify in the applicable Advance Request that [***] and certify that [***].
4.3.
No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could constitute a Default or an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Each Loan Party represents and warrants that:

5.1.
Organizational Status. Each Loan Party is duly organized, legally existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties requires such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, or as such Loan Party has subsequently notified Agent after the Closing Date in accordance with this Agreement (including in any Compliance Certificate).
5.2.
Collateral. Each Loan Party owns the Collateral free of all Liens, except for Permitted Liens. Each Loan Party has the power and authority to grant to Collateral Agent a Lien in the Collateral as security for the Secured Obligations.
5.3.
Consents. Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary action in accordance with such Loan Party’s Organizational Documents, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of (A) such Loan Party’s Organizational Documents, or (B) any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and which violation would have a Material Adverse Effect and (iv) do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained if such violation or failure to obtain consent or approval would have a Material Adverse Effect. The individual or individuals executing the Loan Documents are duly authorized to do so.
5.4.
Material Adverse Effect. Since the Closing Date, no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
5.5.
Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6.
Laws.
(a)
Neither any Loan Party nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Loan Party is in default in any material respect in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.
(b)
No Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act based on (i) Section 3(a)(1)(C) of the Investment Company Act, (ii) Rule 3a-1 promulgated under the Investment Company Act or (iii) certain other exemptions or exceptions from registration under the Investment Company Act, other than Sections 3(c)(1) or 3(c)(7) of the Investment Company Act. No Loan Party nor any of its Subsidiaries (other than BB Square Capital) is engaged as one of its important activities in the business of purchasing or carrying margin stock, or extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). No part of the proceeds of any Term Loan Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying margin stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Federal Reserve Board of

Governors, including Regulation X, T and U. Each Loan Party with activities in the United States has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any of its Subsidiaries a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party’s nor any of its Subsidiaries’ properties or assets has been used by any Loan Party or such Subsidiary or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Loan Party and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary to continue their respective businesses as currently conducted.
(c)
No Loan Party, any of its Subsidiaries or, to any Loan Party’s knowledge, any of its or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Loan Party nor any of its Subsidiaries, or to the knowledge of any Loan Party, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7.
Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party to Agent or the Lenders in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Loan Parties to Agent or the Lenders, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to the Loan Parties, and (ii) the most current of such projections provided to Borrower’s Board, provided that it is understood that the projections are based on assumptions made in good faith but are subject to significant uncertainties and contingencies and that actual results may differ significantly and no assurances are provided by any Loan Party for any projections made or given.
5.8.
Tax Matters. Except to the extent contested in good faith with adequate reserves under GAAP, (a) each Loan Party has filed all material federal and state income tax returns and other tax returns that it is required to file, (b) each Loan Party has duly paid or fully reserved for all federal and state income Taxes and other material Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) each Loan Party has paid or fully reserved for any material Tax assessment received by such Loan Party for the three (3) years preceding the Closing Date, if any (including any material Taxes being contested in good faith and by appropriate proceedings).
5.9.
Intellectual Property Claims. To the Loan Parties’ knowledge, each Platform Company is the sole owner of, or otherwise has the right to use, the Intellectual Property material to such Platform Company’s business. To the Loan Parties’ knowledge, each of the material Copyrights, Trademarks and Patents is valid and enforceable, no material part of the Intellectual Property of a Platform Company has been judged invalid or unenforceable, in whole or in part, and no claim has been made to a Loan Party or, to the Loan Parties’ knowledge, to a Platform Company, that any material part of the Intellectual Property of a Platform Company violates the rights of any third party. Exhibit D is a true, correct and complete list of all Trademarks, Copyrights, Patents and mask works of each Loan Party, together with application or registration numbers, as applicable, and of all material agreements under which a Loan Party or Platform Company licenses Intellectual Property from third parties (other than shrink-wrap software licenses or software licenses available in the ordinary course of business), in each case as of the Closing Date. No Loan Party, or, to the Loan Parties’ knowledge, no Platform Company is in material breach of, nor has such Person failed to perform any material obligations under, any material contracts, licenses or agreements and, to the Loan Parties’ knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10.
Intellectual Property. To the Loan Parties’ knowledge, each Platform Company has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of such Person’s business as currently conducted and proposed to be conducted. Without limiting the generality of the foregoing, and in the case of licenses, except for restrictions that are unenforceable under Division 9 of the UCC, to the Loan Parties’ knowledge, each Platform Company has the right, to the extent required to operate such Platform Company’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of such Platform Company’s business as currently conducted and proposed to be conducted, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and, to the Loan Parties’ knowledge, each Platform Company owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to such Platform Company’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Products except customary covenants in inbound license agreements and equipment leases where a Platform Company is the licensee or lessee.
5.11.
Products. No Material Intellectual Property owned by a Loan Party, or, to the Loan Parties’ knowledge, Platform Company or Product has been or is subject to any actual or, to the knowledge of any Loan Party, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the owner thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party, or, to the Loan Parties’ knowledge, Platform Company to grant licenses or ownership interest in any future Material Intellectual Property related to the operation or conduct of the business of any Loan Party, or Platform Company or to any Products. Except as disclosed on Schedule 5.11, no Loan Party or, to the Loan Parties’ knowledge, Platform Company has received any written notice or claim, or, to the knowledge of any Loan Party, oral notice or claim, challenging or questioning any Loan Party’s, or Platform Company’s ownership in any Material Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to the Loan Parties’ knowledge, is there a reasonable basis for any such claim. Neither any use by any Loan Party, or, to the Loan Parties’ knowledge, by Platform Company, of its respective Material Intellectual Property nor the production and sale of Products infringes in any material respect on the Intellectual Property or other rights of others.
5.12.
Financial Accounts. Exhibit E, as may be updated by the Loan Parties in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which any Loan Party maintains Deposit Accounts and (b) all institutions at which any Loan Party maintains an account holding Investment Property, and such exhibit correctly identifies the name and address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13.
Employee Loans. Other than loans constituting Permitted Investments, no Loan Party has any outstanding loans to any employee, officer, manager or director of such Loan Party, nor has any Loan

Party guaranteed the payment of any loan made to an employee, officer, manager or director of such Loan Party by a third party.
5.14.
Capitalization and Subsidiaries. Except as set forth on Schedule 5.14, as of the Closing Date, no Equity Interests of a Platform Company are owned by any Loan Party indirectly through a Subsidiary of such Loan Party. No Loan Party owns any stock, partnership interest or other securities of any Person, except for Permitted Investments.
5.15.
Pledged Collateral; Instruments. All Equity Interests constituting Pledged Collateral are validly issued, fully paid and non-assessable in all material respects. The execution, delivery and performance thereof and the pledge of and granting of a security interest in the Pledged Collateral under this Agreement do not contravene any provision of the Organizational Documents of the issuer of such Equity Interests. All certificates representing any Loan Party’s interest in Pledged Collateral have been delivered to Agent, together with duly executed transfer powers or other appropriate instruments of transfer (each in form and substance satisfactory to Lenders), duly executed in blank by the applicable Loan Party. As of the Closing Date, Schedule 5.15 sets forth (i) a true and accurate schedule of all Pledged Collateral and all Instruments owned by the Loan Parties, and (ii) a complete and accurate list of all consents, waivers, amendment or modification or other action to be taken in connection with the grant of the security interest pursuant to the terms of this Agreement in the Pledged Collateral.
5.16.
Foreign Subsidiary or Foreign Subsidiary Holdco. No decision or action in any governing document of any Foreign Subsidiary or Foreign Subsidiary Holdco requires a vote of greater than 50.1% of the Equity Interests or voting rights of such Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1.
Coverage. The Loan Parties shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in the Loan Parties’ line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. The Loan Parties must maintain a minimum of $[***] of commercial general liability insurance for each occurrence. The Loan Parties have and agree to maintain a minimum of $[***] of directors’ and officers’ insurance for each occurrence and $[***] in the aggregate. So long as there are any Secured Obligations outstanding, the Loan Parties shall also cause to be carried and maintained insurance upon the business and assets of the Loan Parties and each of their Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.
6.2.
Certificates. The Loan Parties shall deliver to Agent certificates of insurance that evidence their compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. The Loan Parties’ insurance certificate shall state Agent (shown as “U.S. Bank National Association (and its permitted successors and assigns)”, as “Collateral Agent”) is an additional insured for commercial general liability, a lender loss payee for all risk property damage insurance, subject to the insurer’s approval, and promptly following any purchase of new or replacement insurance, the Loan Parties shall deliver to Agent certificates of insurance showing Agent as additional insured and a lender loss payee for property insurance and additional insured for liability insurance for any future insurance that the Loan Parties may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of [***] advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which [***] days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. At Agent’s reasonable request (as directed by the Required Lenders), the Loan Parties shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, the Loan Parties shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3.
Indemnity. Each Loan Party agrees to indemnify and hold Agents, each Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of or enforcement of rights in respect of the Collateral, including without limitation any obligations of reimbursement or indemnity under the Account Control Agreements, but excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement and the resignation or removal of Agent, in each case subject to the applicable statute of limitations. Furthermore, this Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 7. COVENANTS OF THE LOAN PARTIES

Each Loan Party agrees as follows:

7.1.
Financial Reports. Borrower shall furnish to the Agent (for delivery to the Lenders) the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)
if Borrower’s Market Capitalization (measured based on the applicable trading days for the immediately preceding calendar month in a manner otherwise consistent with the definition of “Market Capitalization”) is less than $[***] as of [***], as soon as practicable after the end of each month (and in any event within [***] days of such month), unaudited interim and year-to-date financial statements of Borrower as of the end of such month, including balance sheet and related statements of income and cash flows, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, (i) except for the absence of footnotes, (ii) subject to normal year-end adjustments, and (iii) except for certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)
(i) as soon as practicable (and in any event no later than the earlier of (x) [***] days after the end of such fiscal quarter or for any fiscal quarter with respect to which a later time period as may be provided by the Securities and Exchange Commission pursuant to any releases and extensions thereof in connection with reporting delays caused by COVID-19, such later date provide by the SEC and (y) [***] days after Borrower’s Board or an authorized committee thereof has approved such financials) after the end of each calendar quarter, unaudited interim and year-to-date consolidated financial statements of Borrower as of the end of such calendar quarter, including balance sheet and related statements of income and cash flows certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, (A) except for the absence of footnotes, and (B) subject to normal year-end adjustments; and (ii) if Borrower changes its accounting practices to perform a quarterly fair value analysis of its Equity Interests, copies of such valuations when completed, if any; and
(c)
as soon as practicable (and in any event no later than the earlier of (x) [***] days after the end of such fiscal year and (y) [***] days after Borrower’s Board or an authorized committee thereof has approved such financial statements) after the end of each fiscal year, unqualified audited financial statements of Borrower (other than in respect of a “going concern” qualification, if any), prepared on a consolidated basis, including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Required Lenders;
(d)
as soon as practicable (and in any event within [***] days) after the end of each fiscal quarter in which financial statements are delivered pursuant to Section 7.1(b), a Compliance Certificate in the form of Exhibit F;
(e)
promptly after the filing thereof, copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;
(f)
as soon as practicable (and in any event within [***] days) after the end of each fiscal quarter in which financial statements are delivered pursuant to Section 7.1(b), (x) a cash balance report of the Loan Parties, on a consolidating (or, at the election of Borrower, consolidated) basis, and of the non-Loan Party Platform Companies, on a consolidating (or, at the election of Borrower, consolidated) basis and (y) an accounting of Investments or Dispositions made as of the end of the relevant period in each non-Loan Party Platform Company, Pass-through Entity, other Subsidiary of Borrower or joint venture (whether by capital contribution, transfer or other Disposition of assets, the acquisition of the Equity Interests thereof or in connection with a joint venture, corporate collaboration or similar corporate structure);

(g)
financial and business projections and budget promptly following their approval by Borrower’s Board or an authorized committee thereof (each, “Board Approved Projections”), and in any event, within [***] days after the end of Borrower’s fiscal year and promptly after any material update to such projections or budget is approved by Borrower’s Board or an authorized committee thereof, in each case as well as any other budgets, operating plans and other financial information or information with respect to the Collateral or the Platform Companies as may be reasonably requested by Agent or the Required Lenders;
(h)
within [***] Business Days of the acquisition of Collateral consisting of Equity Interests or Instruments, notification thereof, together with such originals and other documents as required pursuant to Section 7.18;
(i)
within [***] Business Days of (i) the formation of a new Platform Company, (ii) any material amendment, restatement, supplement or other modification of or to any Organizational Document of a Platform Company, and (iii) the entering into of any new material Equity Documents with respect to a Platform Company’s Equity Interests, any material amendment, restatement, supplement or other modification of or to any such Equity Document, copies of such Organizational Documents, Equity Documents or applicable amendment, restatement, supplement or modification, as the case may be;
(j)
together with the quarterly financial statements, copies of any loan documents entered into by a Platform Company or any Subsidiary thereof with respect to Indebtedness for borrowed money of a Platform Company or such Subsidiary, and any material amendment or other modification thereto, in each case to the extent permitted by law or contract;
(k)
promptly after any material amendment, restatement, supplement or other modification to or of any Organizational Document or Equity Document of a Loan Party, a copy thereof;
(l)
within [***] Business Days of the occurrence of a Prepayment Event, a notification thereof, together with a description of such Prepayment Event, copies of such documents entered into in connection with the transaction giving rise to the Prepayment Event as Agent may reasonably request and calculations in form reasonably acceptable to Lenders of the amount of Net Cash Proceeds, if any, arising from such Prepayment Event;
(m)
promptly upon any legal process in an amount greater than $[***] affecting the Collateral, a notification thereof;
(n)
within [***] Business Days of the occurrence of any Default or Event of Default, a notification thereof; and
(o)
promptly (and in any event within [***] Business Days), notice if any Loan Party or any Subsidiary has knowledge that any Loan Party, or any Subsidiary or Affiliate of any Loan Party, is listed on the OFAC Lists or (a) is convicted of, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Notwithstanding the foregoing, documents required to be delivered under this Section 7 may be delivered electronically and shall be deemed delivered when Borrower posts a link to such publicly disclosed documents on its publicly available website.

No Loan Party shall make any change in its (a) accounting policies or reporting practices other than to the extent required or otherwise contemplated by GAAP or other applicable regulatory requirements, or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

Each executed Compliance Certificate may be sent via email to Administrative Agent at [***]; [***]; [***]. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to [***] with a copy to [***]; [***] with a copy to [***]; and, provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Administrative Agent at: [***], attention: [***].

7.2.
Inspection Rights. The Borrower shall permit any representative that Agent or the Required Lenders authorize in writing, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower (and, if requested by such representative of Agent or the Required Lenders, consolidating financial statements of Borrower, each Loan Party and each Platform Company for any relevant period or periods as may be reasonably so requested) at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations and request for consolidating financial statements shall be limited to no more often than [***] per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable written notice. In addition, Agent or any Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower, the Loan Parties and their businesses and Subsidiaries. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights under this paragraph shall permit Agent or Lenders solely the right to information and consultation and not be deemed to give Agent or any Lender any right to exercise control or any rights of operations with respect to Borrower or its business or operations.
7.3.
Further Assurances. Each Loan Party shall from time to time execute, deliver and file, alone or with the Collateral Agent (but without obligation to do so), any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to the Collateral Agent’s Lien on the Collateral. Each Loan Party shall from time to time procure any instruments or documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request (as directed by the Required Lenders) in writing, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Loan Party hereby authorizes the Collateral Agent (but without obligation) to execute and deliver on behalf of such Loan Party and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of such Loan Party in accordance with Section 9-504 of the UCC), and each Loan Party hereby authorizes the Collateral Agent, at any time during the existence of an Event of Default, to execute and deliver on behalf of such Loan Party any collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Loan Party either in the Collateral Agent’s name or in the name of the Collateral Agent as agent and attorney-in-fact for such Loan Party if such Loan Party does not deliver the same within [***] Business Days of the Collateral Agent’s request. Each Loan Party shall protect and defend such Loan Party’s title to the Collateral and the Collateral Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens. Notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, the Collateral Agent shall not be responsible for the preparation, filing, form, content or continuation of any UCC financing statements, mortgages, intellectual property security agreements, assignments, conveyances, financing statements, transfer endorsements or similar instruments. For the avoidance of doubt, the Required Lenders (or counsel to the Required Lenders) shall make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Borrower) the security interest created by the Loan Documents in the Collateral as a first priority perfected security interest to the extent perfection is required herein or by the Loan Documents, and promptly provide evidence thereof to the Collateral Agent.
7.4.
Indebtedness. No Loan Party shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay, redeem or cash settle any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay, redeem or cash settle any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of Cash in lieu of fractional shares in connection with such conversion, (b) with respect to purchase money Indebtedness permitted hereunder to the extent the outright purchase of such equipment would constitute an Investment in a capital asset that is permitted, (c) the foregoing to the extent refinanced with similar Permitted Indebtedness (provided that (w) the principal amount of such Indebtedness being refinanced is not increased, (x) the Indebtedness as so refinanced does not shorten the maturity or weighted average life to maturity of the Indebtedness being refinanced, (y) if the Indebtedness being refinanced is Subordinated Indebtedness, the Indebtedness as so refinanced is Subordinated Indebtedness and (z) if the Indebtedness being refinanced is Permitted Convertible Indebtedness, such refinancing (whether in the form of a redemption or otherwise) is consummated in compliance with the immediately following paragraph; or (d) as otherwise permitted hereunder or approved in writing by the Required Lenders or Agent, as directed by the Required Lenders.

Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a redemption of Permitted Convertible Debt upon satisfaction of a condition, if any, related to the stock price of Borrower’s common stock set forth in the indenture (or other agreement) governing the Permitted Convertible Debt), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in Cash, common stock of Borrower, Permitted Convertible Debt or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4; provided that Borrower shall not be permitted to redeem or repurchase, (in part or in full) Permitted Convertible Debt with cash consideration (including via open-market repurchases with cash consideration) unless, after giving pro forma effect to such redemption or repurchase of such Permitted Convertible Debt: (a) no Default or Event of Default shall exist or would result therefrom and (b) the Loan Parties’ Qualified Cash shall be equal to or greater than [***]% of the outstanding Secured Obligations.

Notwithstanding anything to the contrary herein, no Loan Party shall permit or suffer Platform Companies which are not Loan Parties to (x) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness (other than intercompany Indebtedness constituting Permitted Investments or other Permitted Indebtedness of the types described in clauses (c) (to the extent not [***] days or more past the invoice date), (e), (h), (i), (p), (q), (r) (to the extent not in an outstanding amount in excess of, when combined with the amount incurred by Loan Parties under such clause (r) at such time, the maximum aggregate amount specified in such clause) or (s) of the definition of “Permitted Indebtedness”) in excess of $[***] in the aggregate at any one time outstanding for all such Platform Companies or (y) consummate any royalty financings or similar transactions other than Permitted Royalty Transactions.

No Loan Party shall guarantee or be or remain liable with respect to any Indebtedness of BB Square Capital.

7.5.
Liens. Each Loan Party shall at all times keep the Collateral and all other property and assets used in the Loan Parties’ business or in which the Loan Parties now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens). No Loan Party shall agree with any Person other than Agent or Lenders not to encumber the Collateral, other than pursuant to Permitted Indebtedness incurred pursuant to clauses (b), (e), (f), (h), (t), (t), (u) and (w) of the definition thereof and except for restrictions on the granting of Liens (other than Permitted Liens and the Liens pursuant to the Loan Documents) in any Loan Party’s Organizational Documents not otherwise restricted hereunder.

Notwithstanding anything to the contrary herein, no Loan Party shall permit or suffer Platform Companies which are not Loan Parties to (x) create, incur, assume, guarantee or be or remain liable with respect to, or suffer to exist, any Indebtedness that is secured by Liens in excess of $[***] in the aggregate at any one time outstanding for all such Platform Companies or (y) consummate any royalty financings or similar transactions other than Permitted Royalty Transactions which are secured by Liens of the type described in clause (s) of the definition of “Permitted Liens”.

7.6.
Investments. No Loan Party shall, directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.6 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in Cash, common stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a redemption of Permitted Convertible Debt upon satisfaction of a condition, if any, related to the stock price of Borrower’s common stock set forth in the indenture (or other agreement) governing the Permitted Convertible Debt) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture (or other agreement) governing such Permitted Convertible Debt, subject in each case, to the extent applicable pursuant to the second paragraph of Section 7.4, to compliance therewith.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt, or by payment of Cash in an amount that does not exceed the net cash proceeds received by Borrower from a substantially concurrent issuance of shares of Borrower’s common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso; provided that, for the avoidance of doubt, Borrower may exercise or unwind or terminate early (whether in Cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

Notwithstanding the foregoing, Borrower may repurchase its common stock with up to an amount equal to [***]% of (x) the net cash proceeds from a substantially concurrent issuance and sale of Permitted Convertible Debt, less (y) the proceeds from such issuance and sale of Permitted Convertible Debt which are used to redeem, cash settle, prepay, exchange, convert or otherwise refinance any existing Permitted Convertible Debt (including related interest, fees, expenses and premiums payable in respect thereof).

Notwithstanding anything to the contrary herein, no Loan Party shall legally or beneficially transfer the title of, or otherwise Dispose of, or make an Investment consisting of, or otherwise transfer or distribute, any of its Material Intellectual Property (or the exclusive rights thereto) to a Platform Company, Subsidiary or Affiliate that is not a Loan Party.

Notwithstanding the foregoing, (x) from and after the Closing Date and until the occurrence of the Milestone Satisfaction Date, no Loan Party may make any additional Investments in [***] and (y) from and after the occurrence of the Milestone Satisfaction Date, Loan Parties may make additional Investments in [***], provided that the aggregate additional Investments made by the Loan Parties in [***] shall not exceed (a) $[***] in the aggregate, plus (b) up to $[***] in additional Investment made by the Loan Parties in [***] in any fiscal year for operating, overhead or other expenses; provided in each case that Borrower and/or one or more other Loan Parties or Pass-through Entities shall pledge the Equity Interests which Borrower and/or any other Loan Party or Pass-through Entity holds in [***] as Pledged Collateral (each such Investment, a “[***]”). For the avoidance of doubt, any Investments made in [***] prior to the Closing Date shall not reduce the available amounts under clauses (a) and (b) above and such previously made Investments may remain invested in [***].

7.7.
Distributions. No Loan Party shall (a) repurchase or redeem any class of stock or other Equity Interest of any Loan Party or the Equity Interests of any of its Subsidiaries other than repurchases described in clauses (c), (k), (t)and (u) of the defined term “Permitted Investments”; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except for (i) distributions of Net Cash Proceeds, to the extent any Lenders shall have waived the application of any portion of such Net Cash Proceeds to the mandatory prepayment and to the extent the Required Lenders have consented to the distribution in respect of any portion of such Net Cash Proceeds to a Loan Party’s members, (ii) any distributions made by a Loan Party to another Loan Party (provided that in the case of any such distribution by any Loan Party that is not directly or indirectly a wholly-owned Subsidiary of Borrower, such distribution is made to Borrower or another Loan Party on no less than Borrower or such Loan Party’s relative ownership interests of the relevant Equity Interests of such non-wholly owned Loan Party), or (iii) subject to satisfaction of the Equity Cash Payment Conditions, any payments made by a Loan Party related to a tender offer as permitted in accordance with any equity exchange program involving the issuance of equity awards under a Loan Party’s equity incentive plans; (c) lend money to any employees, officers, managers or directors or guarantee the payment of any such loans granted by a third party in excess of $[***] in any fiscal year; or (d) waive, release or forgive any Indebtedness owed by any employees, officers, managers or directors in excess of $[***] in any fiscal year. Notwithstanding anything to the contrary herein, the Loan Parties may issue additional Equity Interests and make payments to employees of the Borrower or its Subsidiaries in connection with the exercise or vesting of stock options, stock appreciation rights, restricted stock units, restricted stock or similar equity incentives or equity-based incentive plan in the ordinary course of business and consistent with past practice.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (i) the conversion by holders of (including any Cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a redemption of Permitted Convertible Debt upon satisfaction of a condition, if any, related to the stock price of Borrower’s common stock set forth in the indenture (or other agreement) governing the Permitted Convertible Debt) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture (or other agreement) governing such Permitted Convertible Debt, or (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, subject in each case of the foregoing clauses (i) and (ii), to the extent applicable pursuant to the second paragraph of Section 7.4, to compliance therewith.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of Cash in an amount that does not exceed the net cash proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by any Loan Party pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso; provided that, for the avoidance of doubt, Borrower may exercise or unwind or terminate early (whether in Cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

Notwithstanding the foregoing, Borrower may repurchase its common stock with up to an amount equal to [***]% of (x) the net cash proceeds from a substantially concurrent issuance and sale of Permitted Convertible Debt, less (y) the proceeds from such issuance and sale of Permitted Convertible Debt which are used to redeem, cash settle, prepay, exchange, convert or otherwise refinance any existing Permitted Convertible Debt (including related interest, fees, expenses and premiums payable in respect thereof).

Notwithstanding anything to the contrary herein, no Loan Party shall legally or beneficially transfer the title of, or otherwise Dispose of, or make an Investment consisting of, or otherwise transfer or distribute, any of its Material Intellectual Property (or the exclusive rights thereto) to a Platform Company, Subsidiary or Affiliate that is not a Loan Party.

7.8.
Transfers. Except for Permitted Transfers, no Loan Party shall voluntarily or involuntarily make any Dispositions.

Notwithstanding anything to the contrary herein, no Loan Party shall legally or beneficially transfer the title of, or otherwise Dispose of, or make an Investment consisting of, or otherwise transfer or distribute, any of its Material Intellectual Property (or the exclusive rights thereto) to a Platform Company, Subsidiary or Affiliate that is not a Loan Party.

Notwithstanding anything herein to the contrary, to the extent any Platform Company, Pass-through Entity, other Subsidiary of the Borrower or any joint venture is required to become a Guarantor pursuant to Section 7.13, then no further Dispositions, transfers, distributions or Investments may be made in such Platform Company, Pass-through Entity, other Subsidiary of the Borrower or any joint venture until such Platform Company, Pass-through Entity, other Subsidiary of the Borrower or any joint venture has become a Guarantor in accordance with this Agreement.

Except for a [***], no Loan Party shall Dispose of or otherwise transfer, distribute or Invest any of its assets to or in [***].

7.9.
Mergers or Acquisitions. No Loan Party shall merge or consolidate with or into any other Person, except that (i) any Subsidiary of a Loan Party may merge with, consolidate with or into, dissolve or liquidated into a Loan Party, provided that such Loan Party shall be the continuing or surviving entity and all actions reasonably required by Agent (as directed by the Required Lenders), including actions required to maintain perfected Liens on the Equity Interests of the surviving entity and other Pledged Collateral in favor of Agent shall have been completed in accordance with the terms of this Agreement, (ii) any Loan Party may merge with, consolidate with or into, dissolve or liquidated into another Loan Party, provided that if such transaction involves Borrower, then Borrower must be the continuing or surviving entity, (iii) any Loan Party may effect the formation, dissolution, liquidation or Disposition of any Subsidiary that is a Delaware Divided LLC, provided that Borrower is in compliance with Section 7.13 or (iv) any Loan Party may make Acquisitions or other Investments in compliance with Section 7.6 and otherwise permitted hereunder (including Section 7.13).
7.10.
Taxes. Each Loan Party shall pay when due all material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against such Loan Party or the Collateral or upon such Loan Party’s ownership, possession, use, operation or disposition thereof or upon such Loan Party’s rents, receipts or earnings arising therefrom, unless the same are being contested in good faith and by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party. Each Loan Party shall file on or before the due date therefor all material personal property Tax returns in respect of the Collateral.
7.11.
Certain Changes. No Loan Party shall:
(a)
permit or suffer a Change in Control to occur;
(b)
change its jurisdiction of organization, organizational form or legal name without [***] days’ prior written notice to Agent; or
(c)
amend, restate, supplement or otherwise modify the terms of the Organizational Documents of any Loan Party if the effect of such change could be expected to be materially adverse to the interests of Agent or the Lenders.
7.12.
Deposit Accounts. No Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except for Excluded Accounts and accounts with respect to which Collateral Agent has an Account Control Agreement, provided, that the Loan Parties shall have [***] days following the establishment or acquisition of any new Deposit Account or account holding Investment Property (other than Excluded Accounts) to enter into and cause each applicable depository or securities intermediary to enter into, an Account Control Agreement.

7.13.
Platform Companies; Additional Guarantors.
(a)
No Loan Party shall permit the Organizational Documents of any Platform Company, or any of its Equity Documents to contain any provision, unless waived, which would restrict, delay or condition the grant of the security interest in the Pledged Collateral as set forth in this Agreement or the exercise of any remedy with respect to the Pledged Collateral, including, without limitation, the exercise of voting rights by Agent or the disposition of the Pledged Collateral after the occurrence and during the continuation of an Event of Default.
(b)
Borrower shall, within [***] days of (i) any Platform Company initiating a Phase 3 Study or acquiring rights or an exclusive License to any product that is the subject of an existing Phase 3 Study or (ii) formation, dissolution, liquidation or Disposition of any Subsidiary that is a Delaware Divided LLC, in each case of the foregoing clauses (i) and (ii), cause such Platform Company or Subsidiary to execute and deliver to Agent a Joinder Agreement.
(c)
Borrower shall, within [***] days of (x) Borrower and/or the other Loan Parties having made (whether prior to, on or after the Closing Date), in the aggregate, more than $[***] of Investments or Dispositions at any time in any single Platform Company, Pass-through Entity, any other Subsidiary of Borrower or joint venture (whether by capital contribution, transfer or other Disposition of assets, the acquisition of the Equity Interests thereof or in connection with a joint venture, corporate collaboration or similar corporate structure), other than BB Square Capital, cause such Platform Company, Pass-through Entity, Subsidiary or joint venture to execute and deliver to Agent a Joinder Agreement and become a Guarantor hereunder or (y) the formation or establishment of any Pass-through Entity which directly or indirectly holds any Equity Interests in any Platform Company (other than the Pass-through Entity BridgeBio Pharma Cayman), cause such Pass-through Entity to execute and deliver to Agent a Joinder Agreement and become a Guarantor hereunder; provided that, notwithstanding anything herein to the contrary, (i) on or prior to [***], Borrower shall only be required to cause [***] or [***] to become a Guarantor hereunder if the aggregate amount of Investments or Dispositions made by Borrower and/or the other Loan Parties in each such Person exceeds $[***], and after [***], Borrower shall only be required to cause either such Person to become a Guarantor hereunder if the aggregate amount of Investments or Dispositions made by Borrower and/or the other Loan Parties in each such Person exceeds $[***] and (ii) at all times, Borrower shall only be required to cause [***] to become a Guarantor hereunder if the aggregate amount of Investments or Dispositions made by Borrower and/or the other Loan Parties in such Person exceeds $[***]. If two or more Platform Companies, Pass-through Entities, Subsidiaries or joint ventures merge or consolidate with one another or enter into any arrangement in which such Platform Companies, Pass-through Entities, Subsidiaries or joint ventures have access to or share any assets or property (including any licensing arrangement), the amount of Investments or Dispositions by Borrower and/or the other Loan Parties with respect to each Platform Company, Pass-through Entity, Subsidiary or joint venture will be calculated on a consolidated basis based on Investments by or Dispositions from the Loan Parties in each such Platform Company, Pass-through Entity, Subsidiary or joint venture prior to such merger, consolidation or similar transaction and any additional Investments or Dispositions made by the Loan Parties in connection with or subsequent to such Investment, Disposition, merger, consolidation or similar transaction. In addition, the amount of Investments or Dispositions shall include any amount of Investments and Dispositions initially made by a Loan Party in one Platform Company, Pass-through Entity, Subsidiary or joint venture and subsequently transferred or invested in another Platform Company, Pass-through Entity, Subsidiary or joint venture.
7.14.
Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to fund the Refinancing and pay related fees and expenses in connection therewith (in the case of the Tranche I Advance) and to pay related fees and expenses in connection with this Agreement and for working capital and general business purposes, including, without limitation, Investments in Platform Companies, the Loan Parties’ clinical development and commercial efforts, and repurchases of common stock of Borrower or repurchases or redemptions of Permitted Convertible Debt, in each case to the extent permitted hereunder. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.15.
Compliance with Laws.
(a)
Each Loan Party shall maintain compliance in all material respects with all applicable laws, rules or regulations, and shall, or shall cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of such Loan Party’s business; and no Loan Party shall become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act.
(b)
No Loan Party shall, nor shall a Loan Party permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. No Loan Party shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law, nor shall a Loan Party knowingly permit any controlled Affiliate to, directly or indirectly do any of the foregoing.
(c)
Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, and its respective directors, officers, managers, employees, and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, and its respective officers and employees and, to the knowledge of such Loan Party, its directors, managers and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)
No Loan Party, or any of its respective directors, officers, managers or employees, or to the knowledge of such Loan Party, any agent for such Loan Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.16.
Intellectual Property. Each Loan Party shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property necessary for its continued operations; (ii) promptly advise Agent in writing of material infringements of its Material Intellectual Property; and each Loan Party shall use reasonable efforts to prevent any Intellectual Property material to such Loan Party’s business from being abandoned, forfeited or dedicated to the public. If any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, Copyright or mask work then such Loan Party shall on the next Compliance Certificate required to be delivered hereunder provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as necessary or as Agent (as directed by the Required Lenders) may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. The Loan Parties shall, together with the delivery of the next Compliance Certificate required to be delivered hereunder, provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest in such property.
7.17.
Transactions with Affiliates. No Loan Party shall, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of any Loan Party on terms that are less favorable to the Loan Parties, other than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of a Loan Party, except that no Loan Party shall be subject to the foregoing limitation with respect to (i) issuance of Subordinated Indebtedness or Equity Interests, including to existing investors, (ii) entrance into customary compensation arrangements in the ordinary course of business and approved by the Board or an authorized committee thereof, (iii) consummation of any Permitted Transfer expressly contemplated to be entered into between a Loan Party and an Affiliate, or (iv) any distribution permitted pursuant to Section 7.7.
7.18.
Pledged Collateral. Any Loan Party shall (a) at such Loan Party’s expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent or the Required Lenders from time to time may reasonably request in order to ensure to Agent the benefits of the pledge intended to be created by Section 3.3, shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of Agent thereon against the claim of any other Person (other than Permitted Liens); and (b) upon acquiring any new Equity Interests constituting Pledged Collateral or Instruments constituting Collateral, within [***] Business Days (i) deliver to Agent an updated Schedule 5.15 hereto, in form reasonably satisfactory to Agent, identifying such additional Equity Interests, which shall be attached to this Agreement, (ii) either deliver or otherwise cause the transfer of such additional Equity Interests or Instruments (including any certificates and duly executed transfer powers or other instruments of transfer executed in blank and in form and substance satisfactory to the Required Lenders) to Agent as required under this Agreement or any Loan Document or enter into a control agreement in favor of Agent in form acceptable to the Required Lenders and to Agent as to its rights, duties and obligations with respect thereto, provided that with respect to Equity Interests of any Loan Party other than Borrower, to the extent the Organizational Documents of such Loan Party do not provide for the issuance of physical stock certificates and as long as no physical stock certificates are issued, such Loan Party shall not be required to deliver stock certificates, stock powers or control agreements, and (iii) to the extent related to an Investment in a new Platform Company, deliver an acknowledgement, consent and waiver in substantially the form delivered by the Platform Companies as of the Closing Date. No Loan Party shall enter into any agreement restricting its ability to vote the Equity Interests or assigning or otherwise transferring or restricting its ability to vote the Equity Interests owned by such Loan Party other than pursuant to any Loan Document or in connection with voting agreements entered into by holders of Equity Interests in each Platform Company on customary terms for venture capital financings, in each case, which are not designed to impair the pledge or Collateral Agent’s exercise of remedies with respect to Pledged Collateral.
7.19.
Post-Closing Deliveries. The applicable Loan Parties shall deliver the documents or take the actions as set forth in Schedule 7.19 hereto with the time period(s) set forth therein (or such longer periods as the Required Lenders may agree in their discretion).
7.20.
[Reserved.]
7.21.
[Reserved.]
7.22.
Foreign Subsidiary or Foreign Subsidiary Holdco. The Loan Parties shall not, and shall not permit any Subsidiary, to amend or modify any governing document of any Foreign Subsidiary or Foreign Subsidiary Holdco, the effect of which is to require a vote of greater than 50.1% of the Equity Interests or voting rights of such entity for any decision or action of such entity.

SECTION 8. [RESERVED]

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1.
Payments. Any Loan Party fails to pay principal, interest and regularly scheduled fee when due under this Agreement or any other Loan Document, or shall pay any other amount due hereunder within [***] Business Days of the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within [***] Business Days following such Loan Party’s knowledge of such failure to pay; or
9.2.
Covenants. Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among any Loan Party, Agent and Lenders, and (a) with respect to a Default under any covenant under this Agreement other than the Sections specifically identified in clause (b) hereof, any other Loan Document or any other agreement between any Loan Party and Agent or Lenders, and such Default continues for more than [***] days, or (b) with respect to a default under any of Sections 6, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.17, 7.18, 7.19, or 7.22 the occurrence of such Default; or
9.3.
Change in Control or Material Adverse Effect. A Change in Control occurs, or an event or circumstance that would reasonably be expected to have a Material Adverse Effect has occurred; provided that, failure to achieve the [***] Milestone Date, achieve any Other Milestone or initiate or perform any Phase 3 Study shall not in itself constitute a Material Adverse Effect; or
9.4.
Representations. Any representation or warranty made or deemed made by any Loan Party in any Loan Document shall have been false or misleading in any material respect (or, to the extent any such representation or warranty is qualified by any applicable standard of materiality, in all respects) when made or when deemed made; or
9.5.
Insolvency. Any Loan Party (i) (A) shall make an assignment for the benefit of creditors; or (B) shall be unable to pay its debts as they become due, or shall become insolvent; or (C) shall file a voluntary petition in bankruptcy; or (D) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (E) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Person or of all or any part of the assets or property of such Person; or (F) except as otherwise permitted hereunder, shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (G) the Board or majority of the holders of the Equity Interests of the foregoing shall take any action initiating any of the foregoing actions described in clauses (A) through (F); or (ii) either (A) [***] days shall have expired after the commencement of an involuntary action against any Loan Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of any Loan Party, being stayed; or (B) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be appealed within [***] days; or (C) any Loan Party, shall file any answer admitting or not contesting the material allegations of a petition filed against such Loan Party in any such proceedings; or (D) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (E) [***] days shall have expired after the appointment, without the consent or acquiescence of the applicable Loan Party, of any trustee, receiver or liquidator of such Person or of all or any material part of the properties of such Person without such appointment being vacated; or
9.6.
Attachments; Judgments. Any material portion of the assets of the Loan Parties, taken as a whole, is attached or seized, or a levy is filed against any such assets, or a final judgment or judgments is/are entered (in each case to the extent not paid and not covered by independent third party insurance, which coverage has been acknowledged by the insurer) for the payment of money individually or in the aggregate, of at least $[***] by any Loan Party, and there is a period of [***] consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect, or any Loan Party is enjoined or in any way prevented by court order from conducting any material part its business; or
9.7.
Other Obligations. The occurrence of any Default under any agreement or obligation of any Loan Party or any of its Subsidiaries involving any Indebtedness in excess of $[***], which could entitle or permit any Person to accelerate such Indebtedness or any early cash payment in excess of $[***] by Borrower or its Affiliate is required, or unwinding or termination occurs with respect to either any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction that requires Borrower or its Affiliate to make net cash payments in excess of $[***] in the aggregate, or any condition giving rise to the foregoing is met, in each case, with respect to which Borrower or its Affiliate is the “defaulting party” under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction.
9.8.
Specified Event of Default. The Loan Parties do not have Qualified Cash equal to or greater than [***]% of the outstanding Secured Obligations within [***] days of each time that Borrower settles (in part or in full) Permitted Convertible Debt (other than any scheduled payments, cash settlement payments of less than $[***] in the aggregate in any [***] consecutive day period, or ordinary course fees and expenses thereunder) with cash consideration (including via cash settlement), in each case after giving effect to such settlement.

SECTION 10. REMEDIES

10.1.
General. Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, (i) accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) sign and file in any Loan Party’s name, any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, each Loan Party hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) notify any of any Loan Party’s account debtors to make payment directly to Agent, compromise the amount of any such account on such Loan Party’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2.
Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent shall at the direction of the Required Lenders, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise Dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Loan Party agrees that any such public or private sale may occur upon [***] calendar days’ prior written notice to such Loan Party. Agent may, and at the direction of the Required Lenders shall, require any Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent. The proceeds of any sale, Disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agents in an amount sufficient to pay in full the Agents’ fees, costs, indemnities, liabilities and related obligations, including reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lenders in an amount sufficient to pay in full the Lenders’ fees, costs, indemnities, liabilities and related obligations, including reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to Lenders in an amount equal to the accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to Lenders in an amount equal to the unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Agents and the other Secured Parties on such date; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Loan Parties or each of their representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3.
No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of the Loan Parties or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4.
Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, (a) at Agent’s election and upon written notice to the applicable Loan Party, Agent may vote any or all Equity Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Equity Interests and otherwise act with respect thereto as though it were the outright owner thereof (hereby irrevocably constituting and appointing Agent the proxy and attorney-in-fact of such Loan Party, with full power of substitution, to do so); (b) Agent may demand, sue for, collect or make any compromise or settlement Agent deems suitable in respect of any Equity Interests; (c) Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for Cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as Agent deems expedient, all without demand for performance by any Loan Party or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law; (d) Agent may cause all or any part of the Pledged Collateral to be transferred into its name or the name of its nominee or nominees; and (e) at Agent’s election and upon written notice thereof to the applicable Loan Party, Agent may exercise all membership or partnership, as applicable, rights, powers and privileges to the same extent as the applicable Loan Party is entitled to exercise such rights, powers and privileges. Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by each Loan Party, to the fullest extent permitted by law). Each Loan Party recognizes that Agent may be unable to effect a public sale or other Disposition of its Equity Interests by reason of certain prohibitions contained in securities laws and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Loan Party agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of Equity Interests to register such securities for public sale under securities laws or other applicable laws, even if such issuer would agree to do so. In connection with the sale of Pledged Collateral by Agent during the continuation of an Event of Default, each Loan Party agrees to use its commercially reasonable efforts to cause each issuer of the Equity Interests contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at such Loan Party’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of Agent or the Required Lenders, advisable to exempt such Equity Interests from registration under the provisions of applicable laws, and to make all amendments to such instruments and documents which, in the opinion of Agent or the Required Lenders, are necessary or advisable, all in conformity with the requirements of applicable laws and the rules and regulations of the Securities and Exchange Commission applicable thereto.
10.5.
Cumulative Remedies. The rights, powers and remedies of Agents hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agents.

SECTION 11. MISCELLANEOUS

11.1.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2.
Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)
If to Administrative Agent:

U.S. Bank National Association, as Administrative Agent
c/o Corporate Trust – CDO Loan Agency
Attention: [***]
214 N.Tryon Street
27th Floor
Charlotte, NC 28202
email: [***]
Telephone: [***]

(b)
If to Collateral Agent:

U.S. Bank National Association, as Collateral Agent
Global Corporate Trust
1 Federal St.
Boston, MA 02110
EX-MA-FED
Attention: [***]
email: [***]
Telephone: [***]

(c)
If to any Loan Party:

c/o BridgeBio Pharma, Inc.

421 Kipling Street
Palo Alto, CA 94301

email: [***]
Telephone: [***]

or to such other address as each party (including any Lender) may designate for itself by like notice.

11.3.
Entire Agreement; Amendments.
(a)
This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.
(b)
Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and the Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lender or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of or reduce the amount of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest or reduce the amount of or waive or forgive any fee payable hereunder or under the Fee Letters, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of each Lender directly affected thereby; (C) reduce any percentage specified in, or otherwise amend, the definition of Required Lenders, consent to the assignment or transfer by the Loan Parties of any of their rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or, other than as expressly permitted hereunder, release a material portion of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; (D) extend or increase or, other than as expressly permitted hereunder, decrease the commitments to advance funds (including any Tranche I Term Commitment and Tranche II Term Commitment) of any Lender without the written consent of such Lender or extend the Delayed Draw Expiration Date or waive or modify the conditions to making a Tranche II Advance, in each case without the written consent of each Lender holding a Tranche II Term Commitment; (E) subordinate the Secured Obligations (in right of payment or security, including the priority of Liens securing the Secured Obligations) under the Loan Documents to any other Indebtedness (other than to Permitted Senior Debt solely to the extent expressly permitted hereunder) without the written consent of each Lender adversely affected thereby; (F) modify Section 2.7, the payment waterfall under Section 10.2 or any other provision in the Loan Documents relating to pro rata sharing of payments without the written consent of each Lender adversely affected thereby; or (G) amend, modify or waive any provision of Section 11.17 or any other provision adversely affecting Agent without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Loan Parties, Lender, Agent and all future holders of the Loans.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, any Defaulting Lender shall be excluded in determining whether all Lenders, all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 11.3); and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Term Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

11.4.
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5.
No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Loan Parties at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.
11.6.
Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lenders and shall survive the execution and delivery of this Agreement. Sections 2.8, 6.3, 11.11 and Section 11.14 shall survive the termination of this Agreement.
11.7.
Successors and Assigns; Participations. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Loan Party and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent (as directed by the Required Lenders), and any such attempted assignment shall be void and of no effect. Any Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to the Loan Parties (other than to a Disqualified Institution or to a Defaulting Lender), and all of such rights shall inure to the benefit of such Lender’s successors and assigns; provided that as long as no Default or Event of Default has occurred and is continuing, no Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a Disqualified Institution or Defaulting Lender, it being acknowledged that in all cases, any transfer to a Controlled Investment Affiliate of any Lender shall be allowed; provided that, notwithstanding anything to the contrary herein, until the first anniversary of the Closing Date, no Lender shall assign, transfer or endorse its rights hereunder or under the Loan Documents to any Person other than such Lender’s Affiliates and any other Lender party hereto. Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the State of New York a copy of each assignment delivered to it in connection with any assignment by a Lender, and a register for the recordation of the names and addresses of each Lender, and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Agent and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties and Lender, at any reasonable time and from time to time upon reasonable prior notice.

In the event that any Lender sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Term Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Term Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement or under the Fee Letters, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as otherwise permitted under this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.8 (subject to the requirements and limitations therein, including the requirements under Section 2.8(d) (it being understood that the documentation required under Section 2.8(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant this Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Section 2.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

The list of Disqualified Institutions will be available to the Lenders upon written request to the Borrower and the Agent, including in connection with an assignment or participation. The parties to this Agreement hereby acknowledge and agree that the Agent will not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this paragraph, nor will the Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Institutions, or otherwise take (or omit to take) any action with respect thereto.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Agent, the applicable pro rata share of Term Loan Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loan Advances in accordance with its pro rata share thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

11.8.
Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agents and the Lenders in the State of New York, and shall have been accepted by Agent and the Lenders in the State of New York. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.9.
Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in the State and County of New York, Borough of Manhattan; (b) waives any objection as to jurisdiction or venue in the State and County of New York, Borough of Manhattan; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents following the exhaustion of all rights with respects to appeals relating thereto. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2 and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.10.
Mutual Waiver of Jury Trial / Judicial Reference.
(a)
Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF the LOAN PARTIES, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE LOAN PARTIES AGAINST AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST aNY LOAN PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, the Loan Parties and Lenders; Claims that arise out of or are in any way connected to the relationship among the Loan Parties, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement or any other Loan Document.
(b)
In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.11.
Professional Fees. Each Loan Party promises to pay Agents’ and each Lender’s reasonable and documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, each Loan Party promises to pay any and all reasonable and documented out-of-pocket attorneys’ and other professionals’ fees and expenses incurred by Agent and each Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Parties or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Loan Parties, the Collateral, the Loan Documents, including representing Agent or any Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof. This Section 11.11 shall survive and remain in full force and effect regardless of the resignation or removal of any Agent or the termination of this Agreement.
11.12.
Confidentiality. Agents and each Lender acknowledge that certain items of Collateral and information provided to Agents and each Lender by the Loan Parties are confidential and proprietary information of the Loan Parties, if and to the extent such information either (i) is marked as confidential by the Loan Parties at the time of disclosure, or (ii) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agents and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Loan Parties, except that Agent and Lenders may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or any Lender in their reasonable discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public (other than a result of a breach of this Section); (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the applicable Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or such Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other Disposition of Collateral after Default; (g) to any participant or assignee of Agent or such Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of the Loan Parties; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties or any of their respective Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and each Lender’s respective obligations under this Section 11.12 shall supersede and replace in their entirety the confidentiality provisions of any prior proposals, term sheets, non-disclosure or confidentiality agreements with respect to the subject matter hereof or thereof.
11.13.
Assignment of Rights. Each Loan Party acknowledges and understands that any Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). The parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, substantially in the form of Exhibit H, together, in each case, with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent.) After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of a Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by any Lender shall relieve any Loan Party of any of its obligations hereunder. Each Lender agrees that in the event of any transfer by it of the Term Note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the Term Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.14.
Revival of Secured Obligations; Termination. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Loan Party for liquidation or reorganization, if any Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or any Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, any Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations (other than obligations that survive termination) shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and payment in cash to Agent or Lenders in cash. This Agreement and the Loan Documents shall terminate on the payment in full in Cash of the Secured Obligations (other than any obligations that specifically survive termination).

11.15.
Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile or electronic (e.g., in “pdf” or “tif” format) transmission shall be as effective as delivery of a manually executed counterpart hereof. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act (each, a “Signature Law”). Each party hereto and thereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. The party using digital signatures and electronic methods agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications and/or documents to Agent, including without limitation the risk of Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other applicable Signature Law due to the character or intended character of the writings.
11.16.
No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agents, the Lenders and the Loan Parties and Indemnified Persons unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agents, the Lenders and the Loan Parties.
11.17.
Agency.
(a)
Each Lender hereby irrevocably appoints U.S. Bank National Association to act on its behalf as Agent hereunder and under the other Loan Documents (in its respective capacities as Administrative Agent and Collateral Agent, as applicable) and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. For the avoidance of doubt, each Lender hereby authorizes and directs Agent to enter into the Account Control Agreement set forth on Schedule 4.1 or other Account Control Agreements with respect to all Deposit Accounts and any accounts where Investment Property is maintained, as required by Section 7.12 hereof.
(b)
Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its aggregate percentage of the total Term Commitments plus outstanding Term Loan Advances (based upon the total outstanding Term Commitments plus total outstanding Term Loan Advances) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing, including the enforcement of this provision and including, without limitation any obligation of reimbursement or indemnity under the Account Control Agreements. The agreements in this Section shall survive the resignation or replacement of the Agent, the payment of the Loans and all other amounts payable hereunder, the resignation or replacement of any Agent and the termination of this Agreement.

(c)
Agent in Its Individual Capacity. The Person serving as Agent hereunder shall, if applicable, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(d)
Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:
(i)
be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by one or more Lenders or Required Lenders, as the case may be , and in all cases, it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from one or more Lenders or Required Lenders, as applicable, specifying the action to be taken and (b) be indemnified to its satisfaction by Lenders against any and all liability and expenses that may be incurred by it by reason of taking or continuing to take any such action, including any action to be taken pursuant to any Account Control Agreements and any landlord agreements or waivers (if any); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(iii)
be required to expend or risk its own funds or provide indemnities in the performance of any of its duties under this Agreement or any other Loan Document or the exercise of any of its rights or power or otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers; and
(iv)
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their respective Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.
(e)
Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the requisite Lender or Lenders hereunder or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.
(f)
Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

(g)
Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by Agent hereunder or thereunder, it is understood that in all cases Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lenders or the Lenders, as applicable. Beyond the exercise of reasonable care in the custody of the Collateral in the possession or control of Agent, Agent will not have any duty as to any other Collateral or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, provided, that Agent shall have no obligation or duty to obtain or monitor insurance in respect of the Collateral, and Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by Agent in good faith.
(h)
Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, this Agreement and the other Loan Documents at the request or direction of Lenders or Required Lenders unless Agent shall have been provided by Lenders or Required Lenders, as the case may be, with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(i)
Subagents. The Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The exculpatory provisions of the preceding subsections of this Section 11.17 shall apply to any such sub-agent of the Agent.
(j)
Force Majeure. No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement and the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, in each case, other than as resulting from its gross negligence or willful misconduct, as determined by a nonappealable order of a court of competent jurisdiction.
(k)
Erroneous Payments.
(i)
Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than [***] thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the Federal Funds Rate and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation a waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause shall be conclusive absent manifest error.
(ii)
Without limiting immediately preceding clause, each Lender hereby further agrees that if it receives an Erroneous Payment from Administrative Agent (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation, waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within [***] of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than [***] thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)
For purposes of this clause, “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day.
(l)
Resignation and Replacement of Agents.
(i)
Each Agent may at any time give notice of its resignation to the Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within [***] days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lender, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a

Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(ii)
If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person removes such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within [***] days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(iii)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any fees, expenses and indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to fees, expenses and indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
11.18.
Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party (including, without limitation, the public reporting requirements of the Securities and Exchange Commission), pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.
11.19.
Multiple Loan Parties.
(a)
Loan Parties’ Agent. Each Loan Party hereby irrevocably appoints Borrower as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan Advance and receiving account statements and other notices and communications to the Loan Parties (or any of them) from Agent or any Lender. Agent may rely, and shall be fully protected in relying, on any request for the Term Loan Advance, disbursement instruction, report, information or any other notice or communication made or given by Borrower, whether in its own name or on behalf of one or more of the other Loan Parties, and Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Loan Party as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Loan Parties’ obligations hereunder be affected thereby.

(b)
Waivers. Each Loan Party hereby waives: (i) any right to require Agent to institute suit against, or to exhaust its rights and remedies against, any other Loan Party or any other Person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Agent or any Indebtedness of Agent or any Lender to any other Loan Party, or to exercise any other right or power, or pursue any other remedy Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Loan Party or any endorser, co-maker or other Person, or by reason of the cessation from any cause whatsoever of any liability of any other Loan Party or any endorser, co-maker or other Person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of Agent or others which directly or indirectly results in the discharge or release of any other Loan Party or any other Person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Loan Party or any other Person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Loan Party or any endorser, co-maker or other Person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Loan Party hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon Agent for repayment or recovery of any amount or amounts received by Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by Agent with any such claimant (including without limitation the any other Loan Party), then and in any such event, each Loan Party agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Loan Party, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Loan Party shall be and remain liable to Agent and Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Loan Party hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Loan Party, and all rights of recourse to any assets or property of any other Loan Party, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which any Loan Party may have under any present or future document or agreement with any other Loan Party or other Person, and including (but not limited to) any of the foregoing rights which any Loan Party may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.
(c)
Consents. Each Loan Party hereby consents and agrees that, without notice to or by such Loan Party and without affecting or impairing in any way the obligations or liability of such Loan Party hereunder, Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following (as directed by the Required Lenders in their sole and absolute discretion): (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Loan Party or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Loan Parties or any endorsers of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of such

Loan Party; (v) apply any sums received from any other Loan Party, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such Person or secured by such Collateral or security, in such manner and order as Agent determines (as directed by the Required Lenders in their sole discretion), and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Loan Party consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Loan Party, or against or in payment of any or all of the Secured Obligations. Each Loan Party further consents and agrees that Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.
(d)
Independent Liability. Each Loan Party hereby agrees that one or more successive or concurrent actions may be brought hereon against such Loan Party, in the same action in which any other Loan Party may be sued or in separate actions, as often as deemed advisable by Agent. Each Loan Party is fully aware of the financial condition of each other Loan Party and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Loan Party is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto. Each Loan Party represents and warrants that it is in a position to obtain, and each Loan Party hereby assumes full responsibility for obtaining, any additional information concerning any other Loan Party’s financial condition and any other matter pertinent hereto as such Loan Party may desire, and such Loan Party is not relying upon or expecting Agent to furnish to it any information now or hereafter in Agent’s possession concerning the same or any other matter.
(e)
Subordination. All Indebtedness of any Loan Party now or hereafter arising held by another Loan Party is subordinated to the Secured Obligations and any Loan Party holding the Indebtedness shall take all actions reasonably requested by Agent (as directed by the Required Lenders) to effect, to enforce and to give notice of such subordination.

SECTION 12. GUARANTY

12.1.
Guaranty. Each Loan Party hereby agrees that such Loan Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to each Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations owed or hereafter owing to each Agent and the Lenders by each other Loan Party. Each Loan Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by:
(a)
the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;
(b)
the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;
(c)
the existence, value or condition of, or failure to perfect its Lien against, any security for the Secured Obligations or any action, or the absence of any action, by Agent and the Lenders in respect thereof (including the release of any such security);
(d)
the insolvency of any Loan Party; or
(e)
any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Loan Party that its obligations under this Section 12 shall not be discharged until the full and final payment in Cash of all of the Secured Obligations (other than contingent indemnity obligations for which no claim is outstanding)). Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder.

12.2.
Waivers by the Loan Parties. Each Loan Party expressly waives all rights it may have now or in the future under any statute, or at common law, or pursuant to any other laws or in equity, or otherwise, to compel Agent or the Lenders to marshal assets or to proceed in respect of the Secured Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Secured Obligations before proceeding against, or as a condition to proceeding against, such Loan Party. It is agreed among each Loan Party, Agents and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agents and the Lenders would decline to enter into this Agreement.
12.3.
Benefit of Guaranty. Each Loan Party agrees that the provisions of this Section 12 are for the benefit of Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Borrower, on the one hand, and Agent and the Lenders, on the other hand, the obligations of such other Loan Party under the Loan Documents.
12.4.
Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Loan Party hereby expressly and irrevocably subordinates to the prior payment in full, in Cash, of the Secured Obligations (other than contingent indemnity obligations for which no claim is outstanding) any and all rights pursuant to any laws or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the full and final payment in Cash of all of the Secured Obligations (other than contingent indemnity obligations for which no claim is outstanding). Each Loan Party acknowledges and agrees that this subordination is intended to benefit Agent and the Lenders and shall not limit or otherwise affect such Loan Party’s liability hereunder or the enforceability of this Section 12, and that Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.
12.5.
Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non‑judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Loan Party hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Loan Party might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Secured Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent (either directly or through one or more acquisition vehicles) or such Lender may offset the Secured Obligations against the purchase price of such bid in lieu of accepting cash or other non-cash consideration in connection with such sale or other Disposition. The amount of the successful bid at any such sale, whether Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair and reasonably equivalent value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
12.6.
Limitation. Notwithstanding any provision herein contained to the contrary, the liability of each Loan Party (other than Borrower) under this Section 12 (which liability is in any event in addition to amounts for which such Loan Party is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of:
(a)
the net amount of all Loans (plus all other Secured Obligations owing in connection therewith) advanced to any other Loan Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party; and
(b)
the amount which could be claimed by Agent and the Lenders from such Loan Party under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code, as amended, or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

The provisions of this Section 12.6 shall be implemented automatically without the need for any amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document

12.7.
Contribution with Respect to Guaranty Obligations.
(a)
To the extent that any Loan Party shall make a payment under this Section 12 (such payments, “Guarantor Payments”) of all or any of the Secured Obligations (other than Loans made to that Loan Party for which it is primarily liable) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Party, exceeds the amount which such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Loan Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Parties as determined immediately prior to the making of such Guarantor Payment, then, following the occurrence of the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)
As of any date of determination, the “Allocable Amount” of any Loan Parties shall be equal to the maximum amount of the claim which could then be recovered from such Loan Parties under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code, as amended or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c)
This Section 12.7 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Loan Party to pay the Loans made directly or indirectly to that Loan Party and accrued interest, fees, expenses and all other Secured Obligations with respect thereto for which such Loan Party shall be primarily liable.
(d)
The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Party to which such contribution and indemnification is owing.
(e)
The rights of the indemnifying Loan Parties against other Loan Parties under this Section 12.7 shall be exercisable upon and after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations).
12.8.
Liability Cumulative. The liability of Loan Parties under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party to Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any Secured Obligations or obligation of any other Loan Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
12.9.
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
12.10.
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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IN WITNESS WHEREOF, the Loan Parties, Agent and each Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

Borrower:

BRIDGEBIO PHARMA, INC.

Signature:

Print Name:

Title:

GUARANTORS:

BridgeBio Pharma LLC

Signature:

Print Name:

Title:

BridgeBio Services Inc.

Signature:

Print Name:

Title:

QED Therapeutics, Inc.

Signature:

Print Name:

Title:

EIDOS THERAPEUTICS, INC.

Signature:

Print Name:

Title:

ADRENAS THERAPEUTICS, INC.

Signature:

Print Name:

Title:

GUARANTORS (Cont’d):

CALCILYTIX THERAPEUTICS, INC.

Signature:

Print Name:

Title:

PHOENIX TISSUE REPAIR, INC.

Signature:

Print Name:

Title:

ORIGIN BIOSCIENCES, INC.

Signature:

Print Name:

Title:

ML BIO SOLUTIONS, INC.

Signature:

Print Name:

Title:

BRIDGEBIO GENE THERAPY LLC

Signature:

Print Name:

Title:

BRIDGEBIO CHEMISTRY, INC.

Signature:

Print Name:

Title:

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION

Signature:

Print Name:

Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

Signature:

Print Name:

Title:

LENDERS:

[***]

Exhibit B

[***]